UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                             --------------------


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AUGUST 4, 2003
                       (Date of earliest event reported)

                         SANGSTAT MEDICAL CORPORATION
            (Exact name of Registrant as specified in its charter)


           Delaware                   0-22890                94-3076-069
  (State of incorporation or   (Commission File No.)        (IRS Employer
        organization)                                    Identification No.)

                                    6300 Dumbarton Circle
                                      Fremont, CA 94555
                           (Address of principal executive offices)

                                        (510) 789-4300
                     (Registrant's telephone number, including area code)



ITEM 5.    OTHER EVENTS.

On August 4, 2003, SangStat Medical Corporation, a Delaware corporation (the "Registrant"), executed an Agreement and Plan of Merger (the "Merger Agreement") with Genzyme Corporation ("Genzyme") and Swift Starboard Corporation, a wholly owned subsidiary of Genzyme ("Sub"). The agreement provides for Genzyme to engage in a tender offer for all of the issued and outstanding shares of Registrant at a price of $22.50 per share. At the conclusion of the tender offer, Sub would merge with and into Registrant, with Registrant remaining as the surviving corporation in the merger.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement. A copy of the related press release announcing the merger agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 7.    EXHIBITS.

            Exhibit No.      Description

            2.1 Agreement and Plan of Merger By and Among Genzyme Corporation, Swift Starboard
                             Corporation, and SangStat Medical Corporation, dated August 4, 2003

            99.1             Press release dated August 4, 2003


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SANGSTAT MEDICAL CORPORATION



                                      By: /s/ Stephen G. Dance
                                          ___________________________________
                                          Stephen G. Dance
                                          Senior Vice President, Finance

Date: August 4, 2003



                                 EXHIBIT INDEX

  EXHIBIT NO.     DESCRIPTION

  2.1 Agreement and Plan of Merger By and Among Genzyme Corporation, Swift Starboard Corporation, and SangStat Medical Corporation, dated August 4, 2003

  99.1            Press release dated August 4, 2003

Ex. 2.1 Merger Agreement

                                                                EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               GENZYME CORPORATION

                           SWIFT STARBOARD CORPORATION

                        AND SANGSTAT MEDICAL CORPORATION

                           Dated as of August 4, 2003

                             INDEX OF DEFINED TERMS

Acquisition Proposal.........................................................35
Affiliates...................................................................49
Agreement.....................................................................1
Assignee.....................................................................51
Audit........................................................................22
business of..................................................................49
Certificate of Merger.........................................................4
Certificates..................................................................7
Closing.......................................................................5
Closing Date..................................................................5
Code.........................................................................10
Company.......................................................................1
Company Authorizations.......................................................16
Company Balance Sheet........................................................15
Company Balance Sheet Date...................................................15
Company Board of Directors....................................................1
Company Capital Stock........................................................12
Company Common Stock.........................................................12
Company Disclosure Letter....................................................11
Company Employee Plans.......................................................23
Company Financials...........................................................15
Company Intellectual Property Rights.........................................18
Company Note..................................................................9
Company Option................................................................9
Company Options...............................................................9
Company Preferred Stock......................................................12
Company Rights...............................................................12
Company Rights Agreement.....................................................12
Company SEC Reports..........................................................14
Company Stockholder Approval.................................................13
Company Technology...........................................................18
Company Trademarks...........................................................18
Company Warrants.............................................................10
Computer Software............................................................18
Confidentiality Agreement....................................................36
Copyrights...................................................................18
DGCL..........................................................................1
Dissenting Shares.............................................................8
DOJ..........................................................................38
Effect.......................................................................49
Effective Time................................................................4
Environmental Claims.........................................................20
Environmental Laws...........................................................20

ERISA........................................................................23
ERISA Affiliate..............................................................23
Exchange Act..................................................................2
Expiration Date...............................................................2
FDA..........................................................................17
FDCA.........................................................................17
Fee Conversion Options........................................................9
FTC..........................................................................38
Fully Diluted Shares.........................................................54
GAAP.........................................................................15
Governmental Entity..........................................................14
HSR Act......................................................................14
Indemnified Liability........................................................40
Indemnified Party............................................................40
Indemnity Agreement..........................................................27
Independent Directors........................................................42
Intellectual Property Rights.................................................18
IRS..........................................................................23
Knowledge....................................................................50
Laws.........................................................................16
License Agreements...........................................................18
Liens........................................................................13
Material Adverse Effect......................................................49
Material Contract............................................................14
Materials of Environmental Concern...........................................20
Merger........................................................................4
Merger Agreement.............................................................56
Merger Consideration..........................................................7
Merger Filing.................................................................4
Minimum Tender Condition.....................................................54
Nasdaq........................................................................6
Offer.........................................................................1
Offer Documents...............................................................3
Offer Price...................................................................1
Offer to Purchase.............................................................2
Option Plans..................................................................9
Parent........................................................................1
Parent Board.................................................................44
Patents......................................................................19
Paying Agent..................................................................7
person.......................................................................49
PHS..........................................................................17
Proxy Statement...............................................................6
Purchaser.....................................................................1
Purchaser Common Stock........................................................6
Regulation M-A................................................................3

Representatives..............................................................35
Requisite Regulatory Approvals...............................................42
Restraints...................................................................44
Schedule 14D-9................................................................3
Schedule TO...................................................................3
SEC...........................................................................2
Section 16 Affiliate.........................................................10
Securities Act...............................................................14
Shares........................................................................1
Significant Company IP.......................................................19
Special Meeting...............................................................5
Subsequent Determination.....................................................37
Subsidiary...................................................................49
Superior Proposal............................................................36
Surviving Corporation.........................................................4
Takeover Proposal............................................................36
Tax..........................................................................22
Tax Authority................................................................22
Tax Returns..................................................................22
Taxes........................................................................22
Technology...................................................................19
Termination Date.............................................................44
Termination Fee..............................................................46
THP Agreement................................................................29
Trade Secrets................................................................19
Trademarks...................................................................19
Transactions.................................................................49
Voting Debt..................................................................12
WARN Act.....................................................................25

                                TABLE OF CONTENTS

                                                                           Page
ARTICLE I THE MERGER..........................................................2
1.1      THE OFFER............................................................2
1.2      COMPANY ACTIONS......................................................3
1.3      THE MERGER...........................................................4
1.4      EFFECTIVE TIME.......................................................4
1.5      CLOSING..............................................................5
1.6      DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION..................5
1.7      SUBSEQUENT ACTIONS...................................................5
1.8      STOCKHOLDERS' MEETING................................................5
1.9      MERGER WITHOUT MEETING OF STOCKHOLDERS...............................6
1.10     ISSUANCE OF COMPANY COMMON STOCK.....................................6
ARTICLE II CONVERSION OF SECURITIES...........................................7
2.1      CONVERSION OF CAPITAL STOCK..........................................7
2.2      EXCHANGE OF CERTIFICATES.............................................7
2.3      DISSENTING SHARES....................................................9
2.4      THE COMPANY OPTION PLANS.............................................9
2.5      OTHER SECURITIES....................................................10
2.6      SECTION 16..........................................................10
2.7      WITHHOLDING.........................................................11
2.8      TRANSFER TAXES......................................................11
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................12
3.1      ORGANIZATION, STANDING AND POWER....................................12
3.2      CAPITALIZATION......................................................13
3.3      AUTHORITY; NONCONTRAVENTION.........................................14
3.4      SEC FILINGS; COMPANY FINANCIAL STATEMENTS...........................15
3.5      ABSENCE OF CERTAIN CHANGES..........................................16
3.6      NO UNDISCLOSED LIABILITIES..........................................17
3.7      LITIGATION..........................................................17
3.8      GOVERNMENTAL AUTHORIZATION..........................................17
3.9      TITLE TO PROPERTY...................................................19
3.10     TECHNOLOGY AND INTELLECTUAL PROPERTY................................19
3.11     ENVIRONMENTAL MATTERS...............................................22
3.12     TAXES...............................................................22
3.13     EMPLOYEE BENEFIT PLANS..............................................24
3.14     LABOR MATTERS.......................................................26
3.15     INSURANCE...........................................................27
3.16     COMPLIANCE WITH LAWS................................................27
3.17     BROKERS' AND FINDERS' FEES..........................................27
3.18     STATE TAKEOVER STATUTES.............................................27
3.19     BOARD APPROVAL......................................................27
3.20     VOTE REQUIRED.......................................................28
3.21     MATERIAL CONTRACTS AND OTHER AGREEMENTS.............................28

3.22     INFORMATION IN THE PROXY STATEMENT..................................29
3.23     INFORMATION IN THE OFFER DOCUMENTS AND THE SCHEDULE 14D-9...........29
3.24     OPINION OF FINANCIAL ADVISOR........................................30
3.25     RIGHTS PLAN.........................................................30
3.26     NO DEFAULT..........................................................30
3.27     PRODUCT LIABILITY...................................................30
3.28     COMMERCIAL RELATIONSHIPS............................................31
3.29     THERAPEUTIC HUMAN POLYCLONALS, INC..................................31
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER............31
4.1      ORGANIZATION, STANDING AND POWER....................................31
4.2      AUTHORITY; NONCONTRAVENTION.........................................31
4.3      INFORMATION IN THE OFFER DOCUMENTS..................................32
4.4      INFORMATION IN THE PROXY STATEMENT..................................32
4.5      FINANCING...........................................................33
4.6      OWNERSHIP OF COMPANY STOCK..........................................33
4.7      LITIGATION..........................................................33
4.8      BROKERS' AND FINDERS' FEES..........................................33
ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME................................33
5.1      CONDUCT OF BUSINESS BY THE COMPANY..................................33
5.2      NO SOLICITATION.....................................................37
ARTICLE VI ADDITIONAL AGREEMENTS.............................................39
6.1      PROXY STATEMENT.....................................................39
6.2      MEETING OF STOCKHOLDERS OF THE COMPANY..............................39
6.3      CONFIDENTIALITY; ACCESS TO INFORMATION..............................39
6.4      PUBLIC DISCLOSURE...................................................40
6.5      REGULATORY FILINGS; REASONABLE EFFORTS..............................40
6.6      NOTIFICATION OF CERTAIN MATTERS.....................................42
6.7      INDEMNIFICATION.....................................................42
6.8      EMPLOYEE BENEFITS...................................................43
6.9      CONSENTS AND APPROVALS..............................................44
6.10     ADDITIONAL AGREEMENTS...............................................44
6.11     DIRECTORS...........................................................44
ARTICLE VII CONDITIONS.......................................................45
7.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER........46
7.2      ADDITIONAL CONDITION TO THE OBLIGATIONS OF PARENT AND PURCHASER.....46
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...............................46
8.1      TERMINATION.........................................................46
8.2      EFFECT OF TERMINATION...............................................48
8.3      FEES AND EXPENSES...................................................49
8.4      EXTENSION; WAIVER...................................................49
ARTICLE IX GENERAL PROVISIONS................................................50
9.1      NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................50
9.2      NOTICES.............................................................50
9.3      INTERPRETATION; CERTAIN DEFINED TERMS...............................51
9.4      COUNTERPARTS........................................................53

9.5      ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.........................53
9.6      SEVERABILITY........................................................53
9.7      OTHER REMEDIES; SPECIFIC PERFORMANCE................................53
9.8      GOVERNING LAW; VENUE................................................54
9.9      RULES OF CONSTRUCTION...............................................54
9.10     ASSIGNMENT..........................................................54
9.11     AMENDMENT AND MODIFICATION..........................................55
9.12     NO WAIVER; REMEDIES CUMULATIVE......................................55
9.13     CONTROL OF COMPANY'S BUSINESS.......................................55
9.14     WAIVER OF JURY TRIAL................................................55

                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), is entered into as of August 4, 2003 by and among Genzyme Corporation, a Massachusetts corporation ("PARENT"), Swift Starboard Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("PURCHASER"), and SangStat Medical Corporation, a Delaware corporation (the "COMPANY").

                                    RECITALS

               WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

               WHEREAS, in furtherance thereof, it is proposed that (i) Purchaser commence a cash tender offer (as it may be amended from time to time as permitted by this Agreement, the "OFFER") to acquire all shares of the issued and outstanding common stock, par value $0.001 per share, of the Company, including the associated Company Rights (as defined in Section 3.2) (the "SHARES"), for $22.50 per Share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, referred to herein as the "OFFER PRICE");

               WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company has approved this Agreement and the Transactions (as defined in Section 9.3(f)), including the Merger (as defined in Section 1.3) following the Offer in accordance with the Delaware General Corporation Law ("DGCL") and upon the terms and subject to the conditions set forth herein;

               WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD OF DIRECTORS") has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and adopt this Agreement and each of the Transactions upon the terms and subject to the conditions set forth herein; and

               WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer, the Merger and the other Transactions.

               NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1       THE OFFER.

               (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and none of the events set forth in Annex I hereto shall have occurred, Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT")), the Offer as promptly as practicable following the date hereof (but in no case later than ten
(10) business days from the date hereof). The obligations of Purchaser to accept for payment and to pay for any Shares validly tendered and not withdrawn prior to the expiration of the Offer (as it may be extended in accordance with requirements of this Section 1.1(a)) shall be subject only to the conditions set forth in Annex I hereto. Subject to the prior satisfaction or waiver by Parent or Purchaser of the conditions of the Offer set forth in Annex I hereto, Purchaser shall consummate the Offer in accordance with its terms and accept for payment and pay for all Shares tendered and not withdrawn promptly following the acceptance of Shares for payment pursuant to the Offer. The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") that contains the terms set forth in this Agreement, and the conditions set forth in Annex I hereto. Parent expressly reserves the right to waive any of such conditions, to increase the Offer Price and to make any other changes in the terms of the Offer; provided, however, that Purchaser shall not, and Parent shall cause Purchaser not to, decrease the Offer Price, change the form of consideration payable in the Offer, decrease the number of Shares sought in the Offer, impose additional conditions to the Offer, extend the offer beyond the date that is twenty (20) business days after commencement of the Offer or the last extension (in accordance with this Section 1.1, if any, of the Offer, whichever is later (the "EXPIRATION DATE") except as set forth below, waive or change the Minimum Tender Condition (as defined in Annex I) or amend any other condition of the Offer in any manner adverse to the Company or the holders of the Shares, in each case without the prior written consent of the Company (such consent to be authorized by the Company Board of Directors or a duly authorized committee thereof). Notwithstanding the foregoing, Purchaser may, without the consent of the Company, (i) extend the Offer beyond the initial expiration date if, at any scheduled (or extended) expiration of the Offer, any of the conditions to Purchaser's obligation to accept Shares for payment, shall not be satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation or interpretation of the United States Securities and Exchange Commission ("SEC"), or the staff thereof, applicable to the Offer, or (iii) extend (or re-extend) the Offer for an aggregate period of not more than twenty (20) business days (taking into account all such extensions and re extensions), beyond the latest applicable date that would otherwise be permitted under clause (i) or (ii) of this sentence, if, as of such date, all of the conditions to Purchaser's obligations to accept for payment Shares are satisfied or waived, but there shall not have been validly tendered and not withdrawn pursuant to the Offer that number of Shares necessary to permit the Merger to be effected without a meeting of the Company's stockholders in accordance with the DGCL. In addition, Purchaser may provide a "subsequent offering period" in accordance with Rule 14d-l1 under the Exchange Act.

               (b) On the date of commencement of the Offer, Parent and Purchaser shall file with the SEC, pursuant to Regulation M-A under the Exchange Act ("REGULATION M-A"), a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, the "SCHEDULE TO"). The Schedule TO shall include the summary term sheet required under Regulation M-A and, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "OFFER DOCUMENTS"). The Company hereby consents to the inclusion in the Offer Documents of the recommendation referred to in clause (iii) of Section 3.19 and the approval of the Board of Directors referred to in Section 3.19. Parent and Purchaser agree to take all steps necessary to cause the Offer Documents to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser, on the one hand, and the Company, on the other hand, agree to promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by law. Parent and Purchaser further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Schedule TO before it is filed with the SEC. In addition, Parent and Purchaser agree to provide the Company and its counsel with any comments, whether written or oral, that Parent, Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly upon receipt of such comments, and any written or oral responses thereto.

               (c) Parent shall provide or cause to be provided to Purchaser upon expiration of the Offer or any subsequent extension thereof, as applicable, all funds necessary to accept for payment, and pay for, any shares of Company Common Stock that are validly tendered and not withdrawn pursuant to the Offer and that Purchaser is obligated to accept for payment pursuant to the Offer and permitted to accept for payment under applicable Law.

     1.2       COMPANY ACTIONS.

               (a) On the date the Offer is commenced, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the "SCHEDULE 14D-9") which shall, subject to the provisions of Section 5.2, contain the recommendation referred to in clause (iii) of Section 3.19 and the approval of the Board of Directors referred to in Section 3.19. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Parent and Purchaser, on the other hand, agree to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by law. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Purchaser and their counsel shall be given the opportunity to review and comment on the Schedule 14D-9 and any amendment thereto before filing with the SEC. In addition, the Company agrees to provide Parent, Purchaser and their counsel in writing with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments, and to consult with Parent, Purchaser and their counsel prior to responding to any such comments, either in written or oral form.

               (b) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to Parent or Purchaser mailing labels, security position listings and all available listings and computer files containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish Parent or Purchaser with such information and assistance (including, but not limited to, lists of holders of the Shares, updated periodically, and their addresses, mailing labels and lists of security positions) as Parent or Purchaser or its agent(s) may reasonably request. Such information shall be held confidential by Parent and Purchaser under the terms of the Confidentiality Agreement.

     1.3       THE MERGER.

               (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Company and Purchaser shall consummate a merger (the "MERGER") in accordance with the DGCL pursuant to which
(i) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease; (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware; (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger; and (iv) the Company shall succeed to and assume all the rights and obligations of Purchaser. The corporation surviving the Merger is sometimes hereinafter referred to as the "SURVIVING CORPORATION." The Merger shall have the effects set forth in the DGCL.

               (b) The Certificate of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

               (c) The Bylaws of Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     1.4 EFFECTIVE TIME. Parent, Purchaser and the Company shall cause an appropriate certificate of merger (the "CERTIFICATE OF MERGER") to be executed and filed on the Closing Date (as defined in Section 1.5) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL (the "MERGER FILING"). The Merger shall become effective on the time and date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time and date as is agreed upon by the parties and specified in the Certificate of Merger, such time hereinafter referred to as the "EFFECTIVE TIME."

     1.5 CLOSING. The closing of the Merger (the "CLOSING") will take place at 9:00 a.m. (Boston time) on a date to be specified by the parties, such date to be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII (the "CLOSING DATE"), at the offices of Ropes & Gray, LLP, One International Place, Boston, Massachusetts 02110, unless another date or place is agreed to in writing by the parties hereto.

     1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     1.7 SUBSEQUENT ACTIONS. If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     1.8       STOCKHOLDERS' MEETING.

               (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws:

                    (i) duly call, give notice of, convene and hold a special meeting of its stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "SPECIAL MEETING") as soon as reasonably practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                    (ii) prepare and file with the SEC under the Exchange Act a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after Parent and its counsel shall have had a reasonable opportunity to review and comment on the Proxy Statement, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "PROXY STATEMENT") to be mailed to its stockholders as promptly as practicable;

                    (iii) include in the Proxy Statement the recommendation of the Company Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

                    (iv) use its reasonable efforts to solicit from holders of Shares proxies in favor of the Merger and take all other action reasonably necessary or advisable to secure the approval of stockholders required by the DGCL and any other applicable law and the Company's Certificate of Incorporation and Bylaws (if applicable) to effect the Merger;

provided that the obligations set forth in clauses (iii) and (iv) of this
Section 1.8(a) shall be subject to Section 5.2.

               (b) Parent agrees to vote, or cause to be voted, all of the Shares then beneficially owned by it, Purchaser or any of its other subsidiaries in favor of the approval of the Merger and the adoption of this Agreement.

     1.9 MERGER WITHOUT MEETING OF STOCKHOLDERS. Notwithstanding Section 1.8, in the event that Parent, Purchaser or any other subsidiary of Parent shall acquire at least ninety percent (90%) of the outstanding shares of each class of capital stock of the Company entitled to vote on the Merger, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent and subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with and subject to the DGCL.

     1.10 ISSUANCE OF COMPANY COMMON STOCK. Subject to compliance with applicable law and the rules and regulations of the Nasdaq Stock Market, Inc. ("NASDAQ"), in the event that the Parent, Purchaser or any other subsidiary of Parent shall acquire at least seventy-five percent (75%), but less than ninety percent (90%) of the outstanding shares of each class of capital stock of the Company entitled to vote on the Merger pursuant to the Offer, the Company shall, at the request of Parent, issue and sell to Purchaser up to the number of shares of Company Common Stock that represent nineteen and nine-tenths percent (19.9%) of the outstanding shares of Common Stock of the Company entitled to vote on the Merger at the greater of a purchase price of $22.50 per share and any higher price paid for any Share in the Offer.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or any shares of common stock, par value $0.001 per share, of Purchaser ("PURCHASER COMMON STOCK"):

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               (a) Purchaser Common Stock. Each issued and outstanding share of
Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

               (b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are owned by the Company as treasury stock and any Shares owned by Parent or Purchaser shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (c) Conversion of Shares. Each issued and outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.3(a))) shall be converted into the right to receive the Offer Price, payable to the holder thereof in cash, without interest (the "MERGER CONSIDERATION"). From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest thereon.

     2.2       EXCHANGE OF CERTIFICATES.

               (a) Paying Agent. Parent shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "PAYING AGENT") and to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.1(c). Prior to the Effective Time, Parent shall deposit, or cause to be deposited (by Purchaser or otherwise), with the Paying Agent the aggregate Merger Consideration. For purposes of determining the amount of Merger Consideration to be so deposited, Parent and Purchaser shall assume that no stockholder of the Company will perfect any right to appraisal of his, her or its Shares. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, in its sole discretion (provided that Parent shall be responsible for replacing any losses of principal to such fund resulting from such investments), pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

               (b) Exchange Procedures. Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"), whose shares were converted pursuant to
Section 2.1(c) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such

Certificate and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon, and shall not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation. Notwithstanding the foregoing, any surrendered Certificate that represents Dissenting Shares shall be returned to the person surrendering such certificate.

               (c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

               (d) Termination of Fund; No Liability. At any time following six
(6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If Certificates are not surrendered prior to two (2) years after the Effective Time, unclaimed Merger Consideration payable with respect to such Shares shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

     2.3       DISSENTING SHARES.

               (a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with Section 262 of the DGCL (the "DISSENTING SHARES") shall not be converted into a right to receive the Merger

Consideration, unless such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal. From and after the Effective Time, a stockholder who has properly exercised such appraisal rights shall not have any rights of a stockholder of the Company or the Surviving Corporation with respect to such Shares, except those provided under Section 262 of the DGCL. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by him, her or it in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his, her or its right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares, pursuant to Section 2.2.

               (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal; and (ii) the opportunity to participate in the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

     2.4 THE COMPANY OPTION PLANS. Effective as of the Effective Time, each outstanding stock option, stock equivalent right or right to acquire Shares (a "COMPANY OPTION" or "COMPANY OPTIONS") granted under the Company's 1996 Non-Employee Director Stock Option Plan (including, but not limited to, options granted in lieu of a director's basic retainer payment ("FEE CONVERSION OPTIONS"), and the 2002 Stock Option Plan (collectively, the "OPTION PLANS")), whether or not then exercisable or vested, shall be (i) deemed to be one hundred percent (100%) vested and exercisable immediately prior to the Effective Time; and (ii) immediately prior to the Effective Time, cancelled and, in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, promptly following the Effective Time, pay to such holders of Company Options, an amount in respect thereof equal to the product of (x) the excess, if any, of the Offer Price over the exercise price of each such Company Option and (y) the number of unexercised Shares subject thereto (such payment, if any, to be net of applicable Taxes withheld pursuant to Section 2.6). Effective as of the Effective Time, all repurchase rights in favor of the Company with respect to shares issued upon exercise of Company Options (including, but not limited to shares issued upon exercise of Fee Conversion Options) shall terminate automatically, and the unvested shares of Common Stock subject to those terminated rights shall immediately vest in full. As of the Effective Time, the Option Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary shall be cancelled. The Company shall use all reasonable efforts to effectuate the foregoing, including, but not limited to, sending out the requisite notices and obtaining all consents necessary to cash out and cancel all Company Options necessary to ensure that, after the Effective Time, no person shall have any right under the Option Plans, except as set forth herein.

     2.5 OTHER SECURITIES. (a) At the Effective Time, if the $10 million Convertible Promissory Note due March 29, 2004 by the Company in favor of Warburg Dillon Read LLC (the "COMPANY NOTE") shall not have been converted by the holder thereof, the Company Note shall be assumed by Parent. The Company Note assumed by Parent shall have and be subject to, and convertible upon, the terms and conditions set forth in the Company Note, except that the Company Note shall be convertible only into such Merger Consideration receivable by a holder of that number of shares of Company Common Stock into which the holder would have received had such holder converted the Company Note in full immediately prior to the Effective Time, in accordance with Section 1(h) of the Company Note. Promptly after the commencement of the Offer, Parent shall execute and deliver to the holder of the Company Note a supplemental agreement regarding the conversion of the Company Note following the Effective Time in accordance with Sections 1(h) and 4(a)(1) of the Company Note and the Company shall deliver to the holder of the Company Note the officer's certificate and legal opinion contemplated by Section 4(a)(3) of the Company Note.

     (b) COMPANY WARRANT. Promptly after the commencement of the Offer, the Company shall deliver to each holder of a warrant to purchase Company Common Stock (the "COMPANY WARRANTS") a notice regarding the Transactions, as contemplated by the second paragraph of the introduction to the Company Warrants.

     2.6 SECTION 16. Parent, Surviving Corporation and the Company shall take such steps with respect to each Section 16 Affiliate (as defined below) as contemplated by the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP. For purposes of this Agreement, "SECTION 16 AFFILIATE" shall mean each individual who (x) immediately prior to the Effective Time is a director or officer of the Company or (y) at the Effective Time will become a director or officer of Parent.

     2.7 WITHHOLDING. Each of the Paying Agent, Parent, and Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from any amounts payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Shares or the Company Options such amounts as are required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the "CODE") or any provision of Tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     2.8 TRANSFER TAXES. If payment of the Offer Price payable to a holder of Shares pursuant to the Offer or the Merger is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other Taxes required by reason of the issuance to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               Except as disclosed in that section of the letter of even date herewith delivered by the Company to Parent prior to the execution and delivery of this Agreement (the "COMPANY DISCLOSURE LETTER") corresponding to the section of this Agreement to which any of the following representations or warranties pertain, the Company represents and warrants to Parent as set forth below. For purposes of the representations and warranties of the Company contained herein, disclosure in any section of the Company Disclosure Letter of any facts or circumstances shall be deemed to be adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by the Company calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties if it is reasonably apparent on the face of the Company Disclosure Letter that such disclosure is applicable. The inclusion of any information in any section of the Company Disclosure Letter or other document delivered by the Company pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

     3.1 ORGANIZATION, STANDING AND POWER. The Company and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as conducted makes such qualification or licensing necessary, except where the failure to be so qualified and in good standing would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company has made available a true and correct copy of the Certificate of Incorporation and Bylaws, or other equivalent charter documents, as applicable, of the Company and each of its Subsidiaries, each as amended to date, to Parent. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent charter documents, as applicable. Other than its interest in its wholly owned Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Section 3.1 of the Company Disclosure Letter sets forth a true and complete list of the names, jurisdictions of organization of each of the Company's Subsidiaries. Section 3.1 of the Company Disclosure Letter also sets forth for each such Subsidiary the individuals who comprise the board of directors or comparable body for each such entity, except as otherwise noted on such Section of the Company Disclosure Letter. The Company agrees to take, or cause to be taken, the actions necessary so that the individuals who comprise the board of directors or comparable body for each such entity will resign and be replaced by individuals specified by Parent effective as of the Effective Time.

     3.2       CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of (i) 40,000,000 shares of common stock, par value $.001 per share ("COMPANY COMMON STOCK"), of which 26,469,087 shares were issued and outstanding as of June 30, 2003, and (ii) 5,000,000 shares of preferred stock, par value $.001 per share ("COMPANY PREFERRED STOCK" and, together with Company Common Stock, "COMPANY CAPITAL STOCK"), of which no shares are issued and outstanding as of the date hereof. As of June 30, 2003, (i) no shares of Company Common Stock and no shares of Company Preferred Stock are issued and held in the treasury of the Company,
(ii) 4,351,165 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Options pursuant to the Company Option Plans,
(iii) there were warrants outstanding to purchase 50,000 shares of Company Common Stock pursuant to the Company Warrants, (iv) there was Voting Debt (as defined below) outstanding to purchase 500,773 shares of Company Common Stock pursuant to the Company Note and (v) 500,000 shares of Company Preferred Stock were designated as Series A Junior Participating Preferred Stock, all of which were reserved for issuance upon exercise of preferred stock purchase rights (the "COMPANY RIGHTS") issuable pursuant to the Rights Agreement, dated as of August 14, 1995, by and between the Company and Equiserve Trust Company, N.A., as rights agent (the "COMPANY RIGHTS AGREEMENT"). All of the outstanding shares of Company Capital Stock are, and all shares of Company Capital Stock which may be issued pursuant to the exercise or conversion of outstanding Company Options, Company Warrants or the Company Note will be, when issued in accordance with the respective terms thereof or instruments relating thereto, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of the Company Preferred Stock are as set forth in the Certificate of Incorporation of the Company.

               (b) Except as set forth in Section 3.2(a) above (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, purchase rights, conversion rights, exchange rights, stock appreciation rights preemptive rights, indebtedness having general voting rights or debt convertible into securities having such rights ("VOTING DEBT") or subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock or treasury shares of the capital stock of the Company or its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Capital Stock, or other capital stock of the Company or any of its Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

               (c) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or any Subsidiary of the Company is owned free and clear of any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, right of others or restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing (collectively, "LIENS").

               (d) Section 3.2(d) of the Company Disclosure Letter sets forth a listing of (i) all outstanding Company Options as of the date hereof, which schedule shows the underlying shares that have vested, the date such options were issued, and whether the option is an incentive stock option, and (ii) each outstanding Company Option that will accelerate, in whole or in part, pursuant to its terms as a result of the transactions contemplated hereby. Any such acceleration of Company Options is required under the terms of the Option Plans. No agreement or understanding requires a consent or approval from any holder of any Company Option or Company Warrant or the Company Note to effectuate the terms of this Agreement. The Company has previously provided true and complete copies of all the Company Warrants and the Company Note to Parent.

               (e) Except for (i) shares indicated as issued and outstanding in
Section 3.2(a) and (ii) shares issued pursuant to Section 1.10, there will not be, immediately prior to the Effective Time, any shares of Company Common Stock issued and outstanding.

     3.3       AUTHORITY; NONCONTRAVENTION.

               (a) The Company has the requisite power and authority to enter into this Agreement (subject to obtaining approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL")) to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject only to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto and thereto, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the effect, if any, of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

               (b) The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Transactions or compliance by the Company with any of the provisions hereof or thereof will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, right of payment or acceleration of any obligation, modification of or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws, or other equivalent charter documents, as applicable, of the Company or any of its Subsidiaries, or (ii) any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, License Agreement, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (a "MATERIAL CONTRACT") or any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of clause (ii) where such violation, breach or default individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or materially impair the ability of the Company to consummate the Transactions. Except for (i) compliance with any applicable requirements of the Exchange Act, or the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) the Merger Filings, (iii) the Nasdaq and the State of Delaware, (iv) the Company Stockholder Approval, if required, (v) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws, (vi) filings, clearances, permits, authorizations, consents and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions, and (vii) such other consents, authorizations, filings, approvals and registrations which are obtained prior to the Closing or if not obtained or made would materially reduce the value of the Company or materially impair the ability of the Company to consummate the Transactions, no notice to, filing with, and no permit, authorization, consent or approval of, any arbitrator, court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government (a "GOVERNMENTAL ENTITY"), or any private third party is necessary for the consummation by the Company of the Transactions. The execution, delivery and performance of this Agreement by the Company does not and the consummation of the Transactions or compliance by the Company with any of the provisions hereof or thereof will not result in the creation of any Lien on the assets or properties of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is or will be required to give any notice to or obtain any consent or waiver from any individual or entity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except where failure to give such notice or obtain such consent would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     3.4       SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

               (a) The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since December 31, 2001 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates or, if amended, as of the date of the last such amendment prior to the date of this Agreement, the Company SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact or disclose any matter or proceeding required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Between the date of this Agreement and the Closing Date will timely file, with the SEC all documents required to be filed by it under the Exchange Act.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS") (i) complied in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act),
(iii) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments and (iv) was prepared from and in accordance with the Company's books and records. The balance sheet of the Company contained in the Company SEC Reports as of March 31, 2003 (the "COMPANY BALANCE SHEET DATE") as filed with the SEC before the date hereof is hereinafter referred to as the "COMPANY BALANCE SHEET."

               (c) Within 10 business days of the date hereof, the Company will provide to the Purchaser a complete list of all effective registration statements filed on Form S-3 or Form S-8 or otherwise relying on Rule 415 under the Securities Act.

     3.5 ABSENCE OF CERTAIN CHANGES. Except as and to the extent disclosed in the Company SEC Reports filed prior to the date of this Agreement, since the Company Balance Sheet Date and through the date of this Agreement: (i) the Company and its Subsidiaries have conducted their respective businesses and operations in all material respects in the ordinary and usual course, (ii) there has not been any declaration, setting aside or payment of any dividend on, or other distribution (whether in case, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition by the Company of any of its capital stock or any other securities of the Company on any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option on purchase agreements,
(iii) the Company has not acquired or agreed to acquire any assets other than in the ordinary course of business consistent with past practice, (iv) there has not been any split, combination or reclassification of any of the Company's capital stock, and (v) there has not occurred any events, changes or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, or, which, individually or in the aggregate, would be reasonably likely to have, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or
(vi) any change by the Company in accounting principles or methods, except insofar as may be required by a change in GAAP. There has not been any action taken by the Company or any of its Subsidiaries since the Balance Sheet Date through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
Section 5.1.

     3.6 NO UNDISCLOSED LIABILITIES. As of March 31, 2003, the Company and its Subsidiaries had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required to be reflected or disclosed on the Company Balance Sheet that were not adequately reflected or reserved against on the Company Balance Sheet. The Company has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, that would be required to be reflected or disclosed in accordance with GAAP on a balance sheet, other than liabilities (i) adequately reflected or reserved against on the Company Balance Sheet, (ii) included in Section 3.6 of the Company Disclosure Letter, (iii) incurred since March 31, 2003 in the ordinary course of business consistent with past practice or (iv) litigation, as contemplated in Section 3.7 below, for any claims filed since March 31, 2003.

     3.7 LITIGATION. Except as set forth in the Company SEC Reports filed prior to the date hereof, (a) there are no private or governmental actions, suits, proceedings, claims, arbitrations or investigations pending before any agency, court or tribunal, foreign or domestic, or to the Knowledge of the Company, threatened against the Company or its Subsidiaries or any of their properties, directors or officers, including without limitation medical malpractice or professional liability suits, claims, actions, proceedings, arbitrations or investigations related to activities of the Company or any of its Subsidiaries in connection with any web sites sponsored or operated, or formerly sponsored or operated, by the Company or any of its Subsidiaries and
(b) there is no judgment, decree or order against the Company or any of its Subsidiaries, that, in the case of (a) or (b) individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     3.8 GOVERNMENTAL AUTHORIZATION. The Company and its Subsidiaries have each Federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company or any of its Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the business of the Company or any of its Subsidiaries or the holding of any such interest ((i) and (ii) are herein collectively called "COMPANY AUTHORIZATIONS"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations would not reasonably be likely to have a Material Adverse Effect on the Company; and no proceeding is pending or, to the Knowledge of the Company, threatened to revoke or limit any Company Authorization, except where such proceedings would not reasonably be likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

               (b) The Company and its Subsidiaries have complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or Governmental Entity (collectively, "LAWS") relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, (i) the Foreign Corrupt Practices Act of 1977 and any other Laws regarding use of funds for political activity or commercial bribery and (ii) laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, anti-kickback, healthcare and antitrust, except where such failure to comply would not reasonably be likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

               (c) The Company and its Subsidiaries are not in violation of any Federal, state, local or foreign law, ordinance or regulation, including without limitation the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, or any order, judgment, injunction, decree or other requirement of any court, arbitrator or governmental or regulatory body, relating to the operation of clinical testing laboratories, labor and employment practices, health and safety, zoning, pollution or protection of the environment except for violations of or liabilities under any of the foregoing which would not reasonably be likely to have a Material Adverse Effect on the Company or its Subsidiaries taken as a whole.

               (d) To the Knowledge of the Company, each product and product candidate subject to the United States Food and Drug Administration (the "FDA") jurisdiction under the Federal Food, Drug and Cosmetic Act ("FDCA"), the Public Health Service Act ("PHS") or similar foreign Governmental Entity or Law that is manufactured, tested, distributed, held, and/or marketed by the Company or any of its Subsidiaries is being manufactured, tested, distributed, held and marketed in compliance in all material respects with all applicable requirements under the FDCA or such similar Law of any foreign jurisdiction including, but not limited to, those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, promotional activities, record keeping, filing of reports and security.

               (e) To the Knowledge of the Company, the Company has, prior to the execution of this Agreement, provided to Parent copies of all documents in their respective or any of its Subsidiaries' possession material to assessing compliance with the FDCA and its implementing regulations and the PHS, 483s and untitled letters, including, but not limited to, copies of (i) all warning letters, notices of adverse findings and similar correspondence received in the last two years, (ii) all audit reports performed during the last two years, and
(iii) any document concerning any significant oral or written communication received from the FDA in the last two years.

               (f) To the Knowledge of the Company, the Company and its Subsidiaries are not, and have not been, in violation of the Federal Anti-Kickback Act, any Federal conspiracy statutes, the Prescription Drug Marketing Act, Federal False Claims Act, Federal Stark Law or any other Federal or state statute related to sales and marketing practices of pharmaceutical manufacturers and others involved in the purchase and sale of pharmaceutical products.

               (g) To the Knowledge of the Company, the Company and its Subsidiaries have at all times complied with their respective obligations to report accurate pricing information for its pharmaceutical products to the government and to pricing services relied upon by the government and other payors for pharmaceutical products, including without limitation its obligation to report accurate "Fees and Price" under the Medicaid Rebate Statute and accurate Average Wholesale Price.

               (h) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in an unlawful or unauthorized practice of medicine or other professionally licensed activities through any web sites sponsored or operated, or formerly sponsored or operated, by the Company or any of its Subsidiaries.

     3.9 TITLE TO PROPERTY. The Company and each of its Subsidiaries have all assets, properties, rights and contracts necessary to permit the Company and its Subsidiaries to conduct their business as it is currently being conducted, except where the failure to have such assets, properties, rights and contracts would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all Liens, except (i) Liens for current taxes not yet due and payable, (ii) such imperfections of title, Liens and easements as do not and will not materially detract from or interfere with the use or value of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and
(iii) Liens securing debt which are reflected on the Company Balance Sheet; provided, however, that no representation is made in this section with respect to infringement of third party Intellectual Property Rights. The property and equipment of the Company and each of its Subsidiaries that are used in the operations of business are (taken as a whole) in good operating condition and repair, subject to normal wear and tear.

     3.10      TECHNOLOGY AND INTELLECTUAL PROPERTY.

               (a) DEFINITIONS. The following terms shall have the meanings set forth below.

               "COMPANY INTELLECTUAL PROPERTY RIGHTS" means all rights in the Significant Company IP and the Company's Trade Secrets and all other material intellectual property rights in the Company Technology, Company Copyrights and Company Trademarks, other than third party Intellectual Property Rights.

               "COMPANY TECHNOLOGY" means all Technology acquired by, or developed by or for, the Company, and used in the business of the Company as currently conducted.

               "COMPANY TRADEMARKS" means all Trademarks owned by the Company and used in the business of the Company as currently conducted.

               "COMPUTER SOFTWARE" means all computer programs (whether in source code or object code form), databases, compilations and documentation (including, without limitation, user, operator, and training manuals) related to the foregoing.

               "COPYRIGHTS" means U.S. and foreign copyrights (whether registered or unregistered).

               "INTELLECTUAL PROPERTY RIGHTS" means all rights under Copyrights, Patents, Trade Secrets, and Trademarks.

               "LICENSE AGREEMENTS" means all agreements to which the Company is a party or otherwise bound, under which the Company is granting or is granted any Intellectual Property Right.

               "PATENTS" means all U.S. and foreign patents and patent applications.

               "SIGNIFICANT COMPANY IP" means all: (i) Patents, (ii) registered Copyrights and Copyright applications, and (iii) registered Trademarks and Trademark applications, in which the Company has an ownership interest.

               "TECHNOLOGY" means all processes, formulae, algorithms, data, models, plans, methodologies, theories, ideas, techniques, discoveries, disclosures, inventions, Computer Software, information or know-how.

               "TRADEMARKS" means all U.S. and foreign trademarks, service marks, trade names, designs, logos, slogans, internet domain names and general intangibles of like nature (whether registered or unregistered).

               "TRADE SECRETS" means trade secrets as defined in the Uniform Trade Secrets Act.

               (b) Section 3.10(b) of the Company Disclosure Letter is a list of the material Significant Company IP (including for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed)) and the Company or a Subsidiary thereof is listed in the records of the appropriate U.S. or foreign agency as the sole owner of record for each such item of Significant Company IP.

               (c) To the Knowledge of the Company, the Company (i) owns all right, title and interest in and to the material Significant Company IP and (ii) owns all other material intellectual property rights in the Company Technology and the Company's Copyrights, in each case free and clear of all Liens. To the Knowledge of the Company, all employees or consultants who contributed to the conception, discovery or development of any of the Company's Intellectual Property Rights did so either (a) within the scope of his or her employment such that, in accordance with applicable law, all Intellectual Property Rights arising therefrom became the exclusive property of the Company, or (b) pursuant to written agreements assigning all such Intellectual Property Rights to the Company.

               (d) The Significant Company IP is subsisting, in full force and effect, and has not been cancelled, expired or abandoned, except where any such cancellation, expiration or abandonment, or any other failure to maintain in force, resulted from the exercise of sound business judgment by the Company. To the Knowledge of the Company, the Company Intellectual Property Rights are valid and enforceable.

               (e) Section 3.10(e) of the Company Disclosure Letter sets forth a true and complete list of all material License Agreements, other than end-user license agreements for software applications that are commercially available.

               (f) Except as set forth in the Company SEC Reports, (i) to the Knowledge of the Company, the conduct of the business of the Company or its Subsidiaries as currently conducted or planned to be conducted does not infringe any third party Intellectual Property Rights and (ii) the Company has no Knowledge that any third party is infringing, diluting or violating any Company Intellectual Property Rights and the Company has not brought any claims, suits, arbitrations or other adversarial proceedings related to the foregoing against any third party, except as set forth in the Company SEC Reports.

               (g) Except as set forth in the Company SEC Reports, there is no pending or, to the Knowledge of the Company, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction: (i) involving the Company Intellectual Property Rights; (ii) alleging that the conduct of the business of the Company or any of its Subsidiaries infringes any Intellectual Property Rights of a third party; or (iii) challenging the ownership, use, validity, enforceability or registrability of any Company Intellectual Property Rights.

               (h) Except as set forth in the Company SEC Reports, there are no settlements, forbearances to sue, consents, judgments, or orders, other than the License Agreements, that: (i) restrict any Company Intellectual Property Rights in any material respect or; (ii) restrict the conduct of the business of the Company in any material respect; or (iii) grant third parties any material rights under Company Intellectual Property Rights.

               (i) To the Knowledge of the Company, no material Trade Secret of the Company has been disclosed or authorized to be disclosed to any third party in violation of confidentiality obligations to the Company, or its Subsidiaries taken as a whole, and no party to a nondisclosure agreement with the Company is in breach or default thereof. The Company has taken reasonable measures, consistent with customary industry practice, to protect and preserve its Trade Secrets.

               (j) No current or former director, officer, consultant or employee of the Company will, after giving effect to the Transactions, own any of the Company Intellectual Property Rights.

               (k) The execution of, the delivery of, the consummation of the Transactions contemplated by, and the performance of the Company's obligations under this Agreement will not result in any material loss or material impairment of the Company Intellectual Property Rights or any material Intellectual Property Rights licensed to the Company.

     3.11 ENVIRONMENTAL MATTERS. To the Knowledge of the Company, (a) the Company and its Subsidiaries are in compliance in all material respects with Federal, state, local and foreign laws and regulations governing pollution or protection of human health or the environment, including laws and regulations governing emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, radioactive materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise governing the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern (collectively, "ENVIRONMENTAL LAWS"), and including compliance with any permits or other governmental authorizations or the terms and conditions thereof; (b) neither the Company nor any of its Subsidiaries has received any written communication or notice, from a Governmental Authority, alleging any violation of or noncompliance with any Environmental Laws by the Company or any of its Subsidiaries and there is no pending or threatened written claim, action, investigation or notice (collectively, "ENVIRONMENTAL CLAIMS"), by any third party alleging liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties arising from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company or its Subsidiaries, or (ii) any violation, or alleged violation, of any Environmental Law; and (c) neither the Company nor any of its Subsidiaries has caused any "release" of a Material of Environmental Concern, as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ., in a reportable quantity on any real property owned or leased by the Company or any of its Subsidiaries. To the Knowledge of the Company, the Company has made available to Parent all material environmental site assessments, reports, results of investigations or audits that are in the possession of the Company regarding environmental matters pertaining to the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company or its Subsidiaries with any Environmental Laws.

     3.12      TAXES.

                   (a) The Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all material Tax Returns required to be filed by the Company and each of its Subsidiaries, and such Tax Returns are complete in all material respects.

                   (b) The Company and each of its Subsidiaries has paid, or where payment is not yet due, has established an adequate accrual in accordance with GAAP for the payment of, all material Taxes for all periods ending through the date hereof. The Company and each of its Subsidiaries has deducted, withheld or timely paid (or had deducted, withheld or timely paid on its behalf) to the appropriate governmental authority all material amounts required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or any other third party.

                   (c) There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for Taxes not yet due or for which adequate reserves (excluding any "deferred taxes" or similar items that reflect timing differences between tax and financial accounting principals) have been established in accordance with GAAP.

                   (d) No Federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of the Company and its Subsidiaries and to the Knowledge of the Company, no such Audit is threatened.

                   (e) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

                   (f) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes that shall remain in force following the Effective Time.

                   (g) Neither the Company nor any of its Subsidiaries is or has been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                   (h) Neither the Company nor any of its Subsidiaries has been a member of any "affiliated group" (as defined in Section 1504(a) of the Code) (other than a group the common parent of which was the Company) and neither the Company nor any of its Subsidiaries is liable for the Taxes of another person (other than the Company or any of its Subsidiaries) under Treas. Reg. 1.1502-6, as a transferee or successor, by contract or otherwise, for any period.

                   (i) Neither the Company nor any of its Subsidiaries has distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Code Section 355 or 361.

                   (j) Neither the Company nor any of its Subsidiaries has undergone, or will undergo prior to the Closing Date a change in its method of accounting resulting in an adjustment to its taxable income or loss pursuant to
Section 481 of the Code.

                   (k) The United States Federal and state "net operating loss" of the Company and its Subsidiaries through the date of the last filed applicable Tax Return is set forth on Section 3.12(k) of the Company Disclosure Letter.

                   (l) Within ten (10) business days of the date hereof, the Company will make available to Parent: (i) complete and correct copies of all United States Federal and state income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries with respect to the prior four (4) taxable years filed; and
(ii) a written schedule of foreign countries in which the Company and its Subsidiaries has or has had since 1998 a permanent establishment, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

                   (m) "AUDIT" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "TAX" or "TAXES" means all Federal, state, local, and foreign taxes (including without limitation any provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty or governmental fee), and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "TAX AUTHORITY" means the IRS and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "TAX RETURNS" mean all Federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

     3.13      EMPLOYEE BENEFIT PLANS.

                   (a) Section 3.13(a) of the Company Disclosure Letter contains a list of the material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, welfare, pension, or retirement plan, program, agreement or arrangement (whether or not reduced to writing) and each other employee benefit plan, program, agreement or arrangement which is maintained by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of
Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any current or former employee of, or consultant or advisor to, the Company or any of its Subsidiaries (the "COMPANY EMPLOYEE PLANS").

                   (b) The Company has made available to Parent a copy of each of the Company Employee Plans that has been reduced to writing, and a completed and accurate summary of all material terms of each Company Employee Plan that has not been reduced to writing, and related plan documents, together with all amendments, (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, made available copies of the Form 5500 reports filed for the last three (3) plan years. Any Company Employee Plan intended to be qualified under Section 401(a) or 501(c)(9) of the Code has a currently valid favorable determination letter from the IRS as to its qualified status or is within the remedial amendment period for making any changes or has been established under a standardized prototype plan for which a currently valid IRS opinion letter has been obtained by the plan sponsor. The Company has also made available to Parent the most recent IRS determination, notification, advisory, or opinion letter issued with respect to each such Company Employee Plan. Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and each trust that is intended to be exempt under Section 501(a)(9) of the Code is so exempt. All Form 5500 reports required to be filed have been timely filed and to the Company's Knowledge, there are no unresolved disputes related thereto.

                   (c) There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, except "prohibited transactions" that would not result in a material liability of the Company under the Code. Each Company Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code). The Company and each of its Subsidiaries or ERISA Affiliates have timely and properly performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no Knowledge of any material default or violation by any other party to, any of the Company Employee Plans. All contributions and premiums required to be made or paid by the Company or any of its Subsidiaries to any Company Employee Plan have been made or paid on or before their due dates. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service (the "IRS") or United States Department of Labor other than requests for payments in the ordinary course or requests for qualified domestic relations orders. No Lien has been imposed under

Section 412(n) of the Code or Section 302(f) of ERISA on the assets of the Company or any of its Subsidiaries.

                   (d) No Company Employee Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA or (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or an ERISA Affiliate).

                   (e) Neither the Company nor any of its Subsidiaries or any ERISA Affiliate currently maintains, sponsors, participates in or contributes to, or has ever maintained, sponsored, participated in or contributed to any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to
Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                   (f) Neither the Company nor any of its Subsidiaries or any ERISA Affiliate is, or has ever been, a party to or contributes to or has ever been required to contribute to any "multi-employer plan" as defined in Section 3(37) of ERISA or any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

                   (g) Neither the Company nor any of its Subsidiaries or any ERISA Affiliate maintains, sponsors, participates in or contributes to any (i) Multiple Employer Welfare Arrangements, (ii) any Voluntary Employee Beneficiary Associations within the meaning of Section 501(c)(9) of the Code or (iii) any welfare benefit funds within the meaning of Section 419(e) of the Code.

                   (h) Except for restrictions imposed by applicable law and contractual undertakings set forth in the Company Employee Plan documents to the extent they mirror such restrictions, each United States Company Employee Plan and, to the Knowledge of the Company, each foreign Company Employee Plan may be terminated or amended at any time without the consent of any participant, former participant, or beneficiary. Neither the Company nor any of its Subsidiaries has made any payments, or has been or is a party to any agreement, contract, arrangement or plan that could result in it making payments, that have resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G or in the imposition of an excise Tax under Code Section 4999 (or any corresponding provisions of state, local or foreign Tax law) or that were not or would not be deductible under Code Sections 162 or 404.

                   (i) Except as provided in this Agreement, no employee of, consultant to, or other provider of services to the Company or any of its ERISA Affiliates will be entitled to any additional benefit or the acceleration of the payment or vesting of any benefit under any Company Employee Plan by reason of the transactions contemplated by this Agreement.

                   (j) Neither the Company nor any of its Subsidiaries has any "leased employees" within the meaning of Section 414(m) of the Code or any independent contractors or other individuals who provide employee-type services but who are not recognized by the Company as employees of the Company.

     3.14 LABOR MATTERS. Each of the Company and its Subsidiaries is in compliance in all material respects with all currently applicable laws and regulations respecting, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and, to the Knowledge of the Company, is not engaged in any unfair labor practice. As of the date hereof, neither the Company nor any of its Subsidiaries has received written notice of any charge or complaint against the Company or any of its Subsidiaries pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other Governmental Entity regarding an unlawful employment practice. To the Knowledge of the Company as of the date hereof, no Governmental Entity responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress. Each of the Company and its Subsidiaries has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees and, to the Knowledge of the Company, is not liable for any material arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. To the Knowledge of the Company, as of the date hereof, there are no complaints, lawsuits, arbitrations or other actions pending or threatened in writing between the Company or any of its Subsidiaries and any of their respective employees or former employees. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does the Company know of any activities or proceedings of any labor union to organize any such employees. There is no labor strike, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries. The Company and each of its Subsidiaries are and have been in substantial compliance with all notice and other requirements of the Worker Adjustment and Retaining Notification Act (the "WARN ACT") and any similar state or local statute. No employee of the Company or any Subsidiary has suffered an "employment loss" (as defined in the WARN Act) during the ninety (90)-day period prior to the execution of this Agreement.

     3.15 INSURANCE. Section 3.15 of the Company Disclosure Letter contains a complete list of the material policies and contracts of insurance maintained by the Company and each of its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable to date under all such policies and bonds have been paid and the Company and each of its Subsidiaries is otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has not been notified of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.16 COMPLIANCE WITH LAWS. Except as disclosed in the Company SEC Reports, each of the Company and its Subsidiaries has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any material federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

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     3.17      BROKERS' AND FINDERS' FEES. No agent, broker, investment
banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee from the Company in connection with any of the Transactions except for Merrill Lynch & Co. Inc., whose fees and expenses will be paid by the Company in accordance with its agreement with such firm. The Company has previously provided Parent with a copy of Merrill Lynch & Co. Inc.'s engagement letter.

     3.18 STATE TAKEOVER STATUTES. The action taken by the Company Board of Directors constitutes approval of the Transactions by the Company Board of Directors under Section 203 of the DGCL, and, no "fair price," "control share acquisition," "business combination" or other similar state takeover statute is applicable to the Transactions or the execution, delivery or performance of this Agreement.

     3.19 BOARD APPROVAL. The Company's Board of Directors, at a meeting duly called and held at which all directors were present, has (i) duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors to authorize this Agreement and the consummation of the Transactions, (ii) resolved that the Transactions are advisable and in the best interests of the stockholders of the Company and that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares, (iii) subject to the other terms and conditions of this Agreement, resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to the Purchaser pursuant to the Offer, and approve and adopt this Agreement and each of the Transactions, and (iv) resolved that the foregoing resolutions are sufficient to prevent Section 11(a) of any Indemnity Agreement (as defined in Section 3.19) from becoming applicable to the Agreement or the Transactions and that the creation of any trust upon the request of any Agent (as defined in the Indemnity Agreement) pursuant to Section 11(b) of any Indemnity Agreement would not be in the best interests of the Company and that no such trust has been created, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified.

     3.20 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any of the Company Capital Stock necessary to approve this Agreement and the Transactions and is only necessary in the event that the number of shares of Company Common Stock tendered pursuant to the Offer represents less than ninety percent (90%) of the issued and outstanding shares of Company Common Stock.

     3.21      MATERIAL CONTRACTS AND OTHER AGREEMENTS.

               (a) Each of the Company and its Subsidiaries has in all material respects performed the obligations required to be performed by it (except for past breaches which have been cured or waived or for which the Company and its Subsidiaries have no continuing obligations) and is entitled to all benefits under, and to its Knowledge, is not alleged to be in default in respect of, any Material Contract except for such non-performance or default as would not reasonably be likely to have a Material Adverse Effect. Each of the Material Contracts is valid, subsisting in full force and effect, binding upon the Company or its applicable Subsidiary, and, to the Knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company and its Subsidiaries there exists no material default or event of default or material event, occurrence, condition or act, with respect to the Company or any of its Subsidiaries or, to the Knowledge of the Company with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to become a default or event of default under the terms of any Material Contract except for such defects, defaults, events, occurrences, conditions or acts or other events as would not reasonably be likely to have a Material Adverse Effect. Section 3.21 of the Company Disclosure Letter contains a list of any person who is party to an Indemnity Agreement with the Company entered into during the two (2) years preceding the date hereof in substantially the form of Exhibit 10.2 of the Company's Form 10-K for the fiscal year ended December 31, 2002 (each an "INDEMNITY AGREEMENT") or similar agreement.

               (b) Other than those contracts disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any agreement that materially limits or restricts the Company, any of its Subsidiaries or any of their affiliates or successors in competing or engaging in any line of business, in any therapeutic area, in any geographic area or with any person.

               (c) Other than those contracts disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any agreement involving a personal loan to a director or officer;

               (d) Neither the Company nor any of its Subsidiaries is a party to any agreement obligating the Company to file a registration statement under the Securities Act which filing has not yet been made.

               (e) To the Knowledge of the Company, no executive officer or director of the Company has (whether directly or indirectly through another entity in which such person has a material interest, other than as the holder of less than 2% of a class of securities of a publicly traded company) any material interest in any property or assets of the Company (except as a stockholder) or any of its Subsidiaries, any competitor, customer, supplier or agent of the Company or any of its Subsidiaries or any person that is currently a party to any Material Contract or agreement with the Company or any of its Subsidiaries.

               (f) Neither the Company nor any of its Subsidiaries is a party to any interest rate, equity or other swap or derivative instrument.

     3.22 INFORMATION IN THE PROXY STATEMENT. The Proxy Statement if any (and any amendment thereof and supplement thereto) at the date mailed to the Company's stockholders and at the time of any meeting of Company stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Purchaser expressly for inclusion in the Proxy Statement. The Proxy Statement, as to information supplied by the Company for inclusion therein, will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     3.23 INFORMATION IN THE OFFER DOCUMENTS AND THE SCHEDULE 14D-9. The information supplied by the Company expressly for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to statements made in the Schedule 14D-9 based on information furnished by Parent or Purchaser expressly for inclusion therein.

     3.24 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Merrill Lynch & Co. Inc. dated the date hereof, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a signed copy of which has been delivered to the Company.

     3.25 RIGHTS PLAN. The Company Board of Directors has taken such action as is necessary with respect to the Company Rights Agreement such that the execution and delivery of this Agreement and the consummation of the Transactions will not (i) result in Parent becoming an "Acquiring Person" under the Rights Agreement, or (ii) result in the grant of any rights to any person under the Rights Agreement or enable or require the preferred stock purchase rights under the Rights Agreement to be exercised, distributed or triggered.

     3.26 NO DEFAULT. The business of the Company and each of its Subsidiaries has not been and is not being conducted in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents, or (ii) any Federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries or relating to any of the property owned, leased or used by them, or applicable to their business, excluding, with respect to clause (ii), defaults or violations that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or materially impair the ability of the Company to consummate the Transactions. No investigation or review by any Governmental Entity or other entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct such an investigation or review, other than those that individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     3.27 PRODUCT LIABILITY. There are not presently pending or, to the Knowledge of the Company, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company and its Subsidiaries, which if adversely determined, would or would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     3.28 COMMERCIAL RELATIONSHIPS. Since the Company Balance Sheet Date, none of the Company's or its Subsidiaries' material suppliers, collaborators, distributors, manufacturers, licensors and licensees has canceled or otherwise terminated its relationship with the Company or any of its Subsidiaries or altered its relationship with the Company or any of its Subsidiaries, except where such cancellation or termination or alteration would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Since the Balance Sheet Date, to the Knowledge of the Company, the Company has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially modify its relationship with the Company or any of its Subsidiaries, except where such cancellation, termination or modification would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     3.29 THERAPEUTIC HUMAN POLYCLONALS, INC.. To the Company's Knowledge, except as set forth in the disclosure schedule to the Therapeutic Human Polyclonals, Inc., Series A-2 and Series B Preferred Stock Purchase Agreement, dated November 8, 2002, by and among Therapeutic Human Polyclonals, Inc., SangStat Medical Corporation and Research Corporation Technologies, Inc. (the "THP AGREEMENT") as of the date hereof: (i) THP owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as conducted; (ii) THP has all franchises, permits, licenses and any similar governmental or quasi-governmental authority necessary for the conduct of its business as conducted, the lack of which could materially and adversely affect the business properties, prospects or financial condition of THP; and (iii) THP is, and has at all times since its inception been, in compliance with all applicable laws, except where a failure to comply with such laws has not had and is not reasonably expected to have, a Material Adverse Effect on THP.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

               Each of Parent and Purchaser represents and warrants to the Company as follows:

     4.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on such party. Neither Parent nor Purchaser is in violation of any of the provisions of its Articles of Organization or Bylaws.

     4.2 AUTHORITY; NONCONTRAVENTION. Each of Parent and Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes the valid and binding obligation of each of Parent and Purchaser enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by the effect, if any, of (i) any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under any provision of the Articles of Organization or Bylaws of Parent or Purchaser. Except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filing pursuant to the DGCL, (iii) the filing or deemed filing with the SEC and/or Nasdaq of (A) the Schedule TO, (B) the Proxy Statement, if stockholder approval is required by law and (C) such reports under Section 13(a), 13(d) and Section 16 of the Exchange Act as may be required in connection with this Agreement and the Transactions, (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws, (v) filings, clearances, permits, authorizations, consents and approvals as may be required under the HSR Act and any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions, and (vi) such other consents, authorizations, filings, approvals and registrations which are obtained prior to Closing or if not obtained or made would not be material to Parent or Purchaser or have a material effect on the ability of the parties hereto to consummate the Merger, no notice to, filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any private third party is necessary for the consummation by Parent and Purchaser of the Transactions.

     4.3 INFORMATION IN THE OFFER DOCUMENTS. The information supplied by either of Parent or Purchaser expressly for inclusion or incorporation by reference in the Offer Documents or the Schedule TO will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule TO will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that neither of Parent or Purchaser makes any representation or warranty with respect to statements made in the Schedule TO based on information furnished by the Company expressly for inclusion therein.

     4.4 INFORMATION IN THE PROXY STATEMENT. The Proxy Statement, if any (and any amendment thereof and supplement thereto), at the date mailed to the Company's stockholders and at the time of any meeting of Company stockholders to be held in connection with the

Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by either of Parent or Purchaser other than with respect to statements made therein based on information supplied by the Company expressly for inclusion in the Proxy Statement. The Proxy Statement, as to information supplied by either of Parent or Purchaser for inclusion therein, will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     4.5 FINANCING. Purchaser has, and will have available to it upon the consummation of the Offer, sufficient funds to consummate the Transactions contemplated by this Agreement, including payment in full for all Shares validly tendered into the Offer or outstanding at the Effective Time (and all related fees and expenses), subject to the terms and conditions of the Offer and this Agreement.

     4.6 OWNERSHIP OF COMPANY STOCK. On the date hereof, Parent and Purchaser own no shares of Company Common Stock, and (other than as specifically provided herein) own no additional rights to purchase Company Common Stock through any option from any other person.

     4.7 LITIGATION. Except as set forth in the reports and documents required to be filed by Parent with the SEC since January 1, 2003, there is no judgment, decree or order against Parent or Purchaser, or any of their respective subsidiaries or, to the knowledge of Parent or Purchaser, any of their directors or officers (in their capacities as such), that would reasonably be expected to prevent, enjoin or materially alter or delay any of the Transactions.

     4.8 BROKERS' AND FINDERS' FEES. No agent, broker, investment banker, financial advisor or other firm or person other than Credit Suisse First Boston LLC is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from Parent in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing and except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Letter, carry on its business in the usual, regular and ordinary course, substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts, and pay or perform other material obligations when due.

               Without limiting the generality of the foregoing, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following and shall not permit its subsidiaries to do any of the following, except as may be expressly contemplated or specifically permitted by this Agreement or as set forth in Section 5.1 of the Company Disclosure Letter:

               (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

               (c) Grant any severance or termination pay to any officer, director or employee except pursuant to written agreements in effect, or policies existing, on the date hereof or adopt any new or amend any existing severance, retention or change in control plan;

               (d) Transfer or license to any person or entity or otherwise extend, amend, modify, permit to lapse or fail to preserve any of the Company Intellectual Property Rights material to the Company's business as presently conducted or planned to be conducted, other than nonexclusive licenses in the ordinary course of business consistent with past practice or disclose to any person who has not entered into a confidentiality agreement any Trade Secrets;

               (e) Declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries, or any instrument or security that consists of a right to acquire such shares, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (g) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of the Company Common Stock pursuant to the exercise of stock options or warrants therefor outstanding as of the date hereof in accordance with their present terms;

               (h) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

               (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company; or enter into or amend any material joint ventures, strategic partnerships or alliances;

               (j) Sell, transfer, lease, license, mortgage, pledge, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company;

               (k) Incur or assume any indebtedness for borrowed money or guarantee or otherwise become liable or responsible for (whether directly, contingently or otherwise) any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or
(ii) pursuant to existing credit facilities as in effect on the date hereof in the ordinary course of business;

               (l) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into or amend any employment contract, consulting agreement or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice and as may be required by applicable
Law), pay any special bonus or special remuneration to any director, officer or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers or employees other than to non-officer employees in the ordinary course of business consistent with past practice, or make any loans to any of its directors, officers or employees, agents or consultants, or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise;

               (m) Pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any director or officer or pay or agree to pay or make any accrual or arrangement for payment to any officers or directors of the Company or any of its subsidiaries of any amount relating to unused vacation days; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Company or Company subsidiary director or officer, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

               (n) Modify, amend or terminate any Material Contract or agreement to which the Company or any subsidiary thereof is a party, including any joint venture agreement, or cancel any material debts or waive, release or assign any material rights or claims thereunder;

               (o) Pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries;

               (p) Enter into any leases (including any amendments, extensions or replacements of leases existing as of the date hereof) or any purchase, acquisition licensing, distribution, collaboration, sponsorship, advertising or other similar contracts, agreements, or obligations material to the Company;

               (q) Permit any material insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated;

               (r) Revalue any of its assets or make any change in accounting methods, principles or practices, except as required by GAAP;

               (s) Make or change any election relating to Taxes, adopt or change any accounting method relating to Taxes, enter into any closing agreement relating to Taxes, file any amended Tax Return, settle or consent to any claim or assessment relating to Taxes, incur any obligation to make any payment of, or in respect of, any Taxes, or agree to extend or waive the statutory period of limitations for the assessment or collection of Taxes; or

               (t) Fail to notify and consult with Parent promptly (i) after receipt of any material communication from the FDA and before giving any material submission to the FDA, and (ii) prior to making any material change to a study protocol, the addition of new trials, or a material change to the development timeline for any of its product candidates or programs;

               (u) Authorize any single capital expenditure in excess of $200,000 or capital expenditure which in the aggregate exceed $500,000;

               (v) Make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned subsidiaries of the Company or customary advances to employees for travel and business expenses in the ordinary course of business);

               (w) Settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

               (x) Effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, or effectuate any similar action under any foreign Law;

               (y) Modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement or non-competition Agreement to which Company is a party;

               (z) Commence any litigation or arbitration other than in accordance with past practice or settle any litigation or arbitration for money damages or other relief in excess of $100,000, or if as part of such settlement the Company or any of its subsidiaries would agree to any restrictions on its operations, or which relates to this Agreement or the Transactions; or

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               (aa)    Enter into any written agreement, contract, commitment or
arrangement to do any of the foregoing, or authorize, recommend, propose or agree, in writing or otherwise, or announce an intention to do any of the foregoing.

     5.2       NO SOLICITATION.

               (a) Each of the Company and its Representatives (as defined below) has ceased and caused to be terminated all existing solicitations, initiations, encouragements, discussions, negotiations and communications with any persons or entities with respect to any offer or proposal or potential offer or proposal relating to any transaction or proposed transaction or series of related transactions, other than the Transactions, involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a twenty percent (20%) interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning twenty percent (20%) or more of the total outstanding voting securities of the Company or any of its Subsidiaries or any merger, (B) any consolidation, business combination, merger or similar transaction involving the Company; (C) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of assets of the Company or its Subsidiaries (including for this purpose the outstanding equity securities of the Company's Subsidiaries) for consideration equal to twenty percent (20%) or more of the fair market value of all of the outstanding shares of Company Common Stock on the date prior to the date hereof; or (D) any recapitalization, restructuring, liquidation or dissolution of the Company (each of clauses (A)-(D), an "ACQUISITION PROPOSAL"). Except as provided in Section 5.2(b) or (c), from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not and shall not authorize or permit its officers, directors, employees, investment bankers, attorneys, accountants or other agents or those of its subsidiaries (collectively, "REPRESENTATIVES") to directly or indirectly (i) initiate, solicit or knowingly encourage, or knowingly take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent or any of its affiliates or representatives) relating to any Acquisition Proposal or grant any waiver or release under any standstill or other agreement. Notwithstanding the foregoing, nothing contained in this Section 5.2 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (x) taking and disclosing to the Company's stockholders its position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (y) making such disclosure to the Company's stockholders as in the good faith judgment of the Company Board of Directors, after receipt of advice from outside legal counsel, is required under applicable law and that the failure to make such disclosure is reasonably likely to cause the Company Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law.

               (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any person pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the confidentiality agreement, dated June 12, 2003 entered into between Parent and the Company (as amended by Section 9.5(b) of this Agreement, the "CONFIDENTIALITY AGREEMENT"), and may negotiate and participate in discussions and negotiations with such person concerning an Acquisition Proposal if, but only if, (x) such Acquisition Proposal provides for consideration to be received by the holders of all, but not less than all, of the issued and outstanding Shares (a "TAKEOVER PROPOSAL"); (y) such person has, in the absence of any violation of this Section 5.2 by the Company, submitted a bona fide written proposal to the Company relating to any such Takeover Proposal which the Board of Directors determines in good faith involves consideration to the holders of the Shares that is superior to the consideration offered pursuant to the Offer, otherwise represents a superior transaction to the Offer and the Merger, is reasonably capable of being consummated by the Termination Date (as defined in Section 8.1(b)) and which is not conditioned upon obtaining additional financing, or any regulatory approvals beyond or in addition to those regulatory approvals specifically referenced in Section 7.1(d), and (z) in the good faith opinion of the Company Board of Directors, after receipt of advice from outside legal counsel, providing such information or access or engaging in such discussions or negotiations is in the best interests of the Company and its stockholders and the failure to provide such information or access or to engage in such discussions or negotiations is reasonably likely to cause the Company Board of Directors to violate its fiduciary duties to the Company's stockholders (a Takeover Proposal which satisfies clauses (x), (y) and (z) being referred to herein as a "SUPERIOR PROPOSAL"). The Company shall promptly (and in any case within 24 hours) notify Parent (i) of such Superior Proposal, which notice shall include a copy of such Superior Proposal and (ii) upon receipt of any inquiries, proposals or offers received by, any request for information from, or any discussions or negotiations sought to be initiated or continued with, either the Company, or of its Subsidiaries or Representatives concerning an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal and disclose the identity of the other party and the material terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials. The Company will keep Parent informed on a reasonably prompt basis (and, in any case, within 24 hours of any significant development) of the status and details (including amendments and proposed amendments) of any such Superior Proposal or other inquiry, offer, proposal or request. The Company shall promptly, following a determination by the Company Board of Directors that a Takeover Proposal is a Superior Proposal, notify Parent of such determination.

               (c) Except as set forth herein, neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Transactions contemplated by this Agreement to Parent or Purchaser, the approval or recommendation by the Company Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company Board of Directors may (subject to the terms of this and the following two sentences) withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, or recommend a Superior Proposal, in either case at any time after (x), it has concluded in good faith, after receipt of advice from outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary duties to the Company's stockholders and (y) the fifth
(5th) business day following the Company's delivery to Parent of written notice advising Parent that the Company Board of Directors has received a Superior Proposal (which notice shall include a copy of such Superior Proposal) and identify the Person making such Superior Proposal and advising Parent that the Company intends to withdraw or modify its recommendation of the Offer, this Agreement or the Merger or recommend a Superior Proposal (specifying which course of action the Company intends to take) (a "SUBSEQUENT DETERMINATION"). After providing such notice, the Company shall provide to Parent two (2) business days from the date of such notice to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with its original recommendation to stockholders without making a Subsequent Determination; provided, however, that any such adjustments shall be at the discretion of the parties at such time. Any such withdrawal, modification or change of the recommendation of the Company Board of Directors, or recommendation or proposed recommendation of any Superior Proposal shall not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other state law to be inapplicable to the Transactions contemplated by this Agreement, including each of the Offer and the Merger.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     6.1 PROXY STATEMENT. If required by the Exchange Act, the Company shall prepare and file with the SEC, as promptly as practicable after the consummation of the Offer, and shall use its reasonable efforts to respond promptly to any comments made by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. In such event, subject to the terms and conditions of this Agreement, the Proxy Statement shall contain the recommendation of the Company Board of Directors in favor of the Merger.

     6.2 MEETING OF STOCKHOLDERS OF THE COMPANY. In connection with the Special Meeting, if any, the Company shall, subject to the terms and conditions of this Agreement, use its reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger, and shall take all other action necessary or, in the reasonable opinion of Purchaser, advisable to secure any vote or consent of such stockholders required by the DGCL and the Company's Certificate of Incorporation to effect the Merger. Purchaser agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

     6.3       CONFIDENTIALITY; ACCESS TO INFORMATION.

               (a) The parties acknowledge that the Company and Parent have previously executed the Confidentiality Agreement. Unless otherwise required by law or regulation or pursuant to the terms and provisions of the Confidentiality Agreement, Parent and the Purchaser will hold any information which is non-public in confidence in accordance with the terms of the Confidentiality Agreement and, in the event this Agreement is terminated for any reason, Parent or the Purchaser shall promptly return or destroy such information in accordance with the Confidentiality Agreement.

               (b) The Company will afford Parent and its Representatives reasonable access during normal business hours to the properties, books, analysis, projections, plans, systems, contracts, commitments, records, personnel offices and other facilities of the Company and its subsidiaries during the period prior to the Effective Time to obtain information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company and use commercially reasonable efforts to make available at reasonable times during normal business hours to Parent and its Representatives, the appropriate individuals (including management personnel, attorneys, accountants and other professionals) for discussion of the Company's business, properties, prospects and personnel as Parent may reasonably request.

     6.4 PUBLIC DISCLOSURE. The initial press release concerning the Offer and the Merger shall be a joint press release and, thereafter, so long as this Agreement is in effect, neither Parent, Purchaser nor the Company will disseminate any press release or other announcement concerning the Merger, the Offer or this Agreement or the other Transactions contemplated by this Agreement to any third party, except as may be required by law or by any listing agreement with the Nasdaq National Market, without the prior consent of each of the other parties hereto, which consent shall not be unreasonably withheld. The parties have agreed to the text of the joint press release announcing the execution of this Agreement. Notwithstanding the foregoing, without prior consent of the other party, each party (a) may communicate information that is not confidential to the other party with financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable Law and (b) may disseminate material substantially similar to material included in a press release or other document previously approved for external distribution by the other party. Each party agrees to promptly make available to the other party copies of any written communications made without prior consultation with the other party.

     6.5       REGULATORY FILINGS; REASONABLE EFFORTS.

               (a) As promptly as practicable after the date hereof, each of Parent, Purchaser and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with the Merger and the other Transactions, including, without limitation: (i) Notification and Report Forms with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") as required by the HSR Act, (ii) filings required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto, and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or "blue sky" laws and the securities laws of any foreign country, or any other applicable laws or rules and regulations of any Governmental Entity relating to the Merger. Each of Parent and the Company will cause all documents that it is responsible for filing with any Governmental Entity under this Section 6.5(a) to comply in all material respects with all applicable laws and rules and regulations of any Governmental Entity.

               (b) Each of Parent, Purchaser, and the Company shall promptly supply the other with any information which may be required in order to effectuate any filings or application pursuant to Section 6.5(a). Except where prohibited by applicable laws and rules and regulations of any Governmental Entity, and subject to the Confidentiality Agreement, each of the Company and Parent shall consult with the other prior to taking a position with respect to any such filing, shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade laws), coordinate with the other in preparing and exchanging such information and promptly provide the other (or its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such filing, presentation or submission, each of Parent and the Company need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information.

               (c) Each of Parent, Purchaser and the Company will notify the others promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any applicable laws and rules and regulations of any Governmental Entity. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.5(a), Parent, Purchaser or the Company, as the case may be, will promptly inform the others of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

               (d) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including complying in all material respects with all applicable laws and with all rules and regulations of any Governmental Entity and using its reasonable efforts to accomplish the following: (i) the taking of its reasonable acts necessary to cause all the conditions set forth in Article VII and in Annex I hereto to be satisfied and to consummate and make effective the Merger and the other Transactions, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments necessary to consummate the Transactions, and to carry out fully the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other Transactions, use all reasonable efforts to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the other Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions. Parent shall cause Purchaser to fulfill all Purchaser's obligations under, and pursuant to, this Agreement. Nothing in this Agreement shall require Parent, Purchaser or any other subsidiary of Parent to sell, hold separate, license or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate, license or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate, licensing or other disposition of, any assets of Parent, Purchaser or any other subsidiary of Parent, whether as a condition to obtaining any approval from a Governmental Entity or any other person or for any other reason. Until this Agreement is terminated in accordance with Section 8.1, Parent shall have the right to participate in the defense of any action, suit or proceeding instituted against the Company (or any of its directors or officers) before any court or governmental or regulatory body or threatened by any governmental or regulatory body, to restrain, modify or prevent the consummation of the Transactions, or to seek damages or a discovery order in connection with such Transactions.

     6.6 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other parties of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty made by such party in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any condition set forth in Annex I that is unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer (except to the extent it refers to a specific date), and
(iii) any material failure of such party or any of its representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties, the conditions to the obligations of the parties under this Agreement or the remedies available to the party receiving such notification.

     6.7       INDEMNIFICATION.

               (a) Parent agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Surviving Corporation and its subsidiaries to indemnify, each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any of the Company's subsidiaries, successors and assigns (individually an "INDEMNIFIED PARTY" and collectively the "Indemnified Parties"), to the same extent and in the same manner as is now provided in the respective Certificates of Incorporation or Bylaws of the Company and such subsidiaries and any Indemnity Agreement currently in effect, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ("INDEMNIFIED LIABILITY") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Parent understands and agrees that, prior to the Effective Time, the Company intends to obtain a six year "tail" insurance policy that provides coverage substantially similar to the coverage provided under the Company's directors and officers insurance policy in effect on the date of this Agreement for the individuals who are directors and officers of the Company on the date of this Agreement for events occurring prior to the Effective Time; provided, however, without Parent's prior written consent (which consent shall not be unreasonably withheld or delayed), the Company shall not pay more than $3,500,000 to purchase such policy; provided, however, that prior to purchasing such policy, the Company shall afford Parent the opportunity to purchase a substitute policy on terms not materially less favorable to the Company and the Indemnified Parties.

               (b) This Section 6.7 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and Surviving Corporation and its successors and assigns. In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation honor the indemnification obligations set forth in this Section 6.7.

               (c) The Company Board of Directors shall take all action necessary to prevent Section 11(a) of any Indemnity Agreement from becoming applicable to the Agreement or the Transactions and to determine that the creation of any trust pursuant to Section 11(b) of any Indemnity Agreement would not be in the best interests of the Company.

     6.8       EMPLOYEE BENEFITS.

               (a) Following the Merger, Parent shall cause the Surviving Corporation to provide that the employees of the Surviving Corporation are covered under Parent's then-current benefits plans, programs, policies and arrangements applicable to similarly situated employees of Parent. Years of service with the Company and its subsidiaries prior to the Effective Time shall be treated as service with the Surviving Corporation or Parent for all eligibility and vesting purposes and for purposes of vacation and severance pay accruals, except to the extent such treatment will result in a duplication of benefits.

               (b) Following the Merger, Parent shall take commercially reasonable efforts to cause to be waived all limitations as to preexisting condition limitations, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company and its subsidiaries under any medical or dental benefit plans that such employees are eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any medical or dental plan maintained for such employees immediately prior to the Effective Time. If and only if requested by Parent, the Company shall terminate its 401(k) plan and its Nonqualifed Deferred Compensation Plan at least one day before the Closing Date.

     6.9 CONSENTS AND APPROVALS. Each of the Company, Parent and Purchaser will take all reasonable actions necessary to (i) comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions, (ii) promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this Agreement and the Transactions contemplated hereby and thereby and
(iii) take and cause its respective subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Purchaser the Company or any of their subsidiaries in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement (collectively, the "REQUISITE REGULATORY APPROVALS").

     6.10 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to satisfy the conditions to the Offer and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

     6.11      DIRECTORS.

               (a) Promptly upon the first acceptance for payment of, and payment by Purchaser for, any Shares which represent at least a majority of Fully Diluted Shares pursuant to the Offer, Parent shall be entitled to designate such number of directors on the Company Board of Directors as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board of Directors equal to at least that number of directors, rounded up to the next whole number, which is the product of (x) the total number of directors on the Company Board of Directors (giving effect to the directors elected pursuant to this sentence) multiplied by (y) the percentage that (I) such number of Shares so accepted for payment and paid for by Purchaser plus the number of Shares otherwise owned by Parent, Purchaser or any other subsidiary of Parent bears to (II) the number of such Shares outstanding, and the Company shall, at such time, cause Parent's designees to be so elected; provided, however, that in the event that Parent's designees are appointed or elected to the Company Board of Directors, until the Effective Time the Company Board of Directors shall have at least three directors who are directors on the date of this Agreement and who are not officers of the Company (the "INDEPENDENT DIRECTORS"); and provided further that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who are not officers or affiliates of the Company, Parent or Purchaser, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. At such time, the Company shall, upon Parent's request, also cause persons elected or designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of (i) each committee of the Company Board of Directors of Directors, (ii) each board of directors (or similar body) of each of the Company's Subsidiaries, and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Company Common Stock is listed. Subject to applicable Law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Purchaser shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Purchaser's designees). In connection with the foregoing, the Company shall promptly, at the option of Purchaser, either increase the size of the Company Board of Directors or obtain the resignation of such number of its current directors, or both, as is necessary to enable Purchaser's designees to be elected or appointed to the Company Board of Directors as provided above.

               (b) Notwithstanding anything in this Agreement to the contrary, if Parent's designees constitute a majority of the Company Board of Directors after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, then the affirmative vote of a majority of the Independent Directors (or if only one exists, then the vote of such Independent Director) shall be required to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights, benefits or remedies hereunder, if such action would materially and adversely affect holders of Shares other than Parent or Purchaser, (iii) amend the Certificate of Incorporation or Bylaws of the Company, or (iv) take any other action of the Company Board of Directors under or in connection with this Agreement or the Transaction; provided, however, that if there shall be no Independent Directors as a result of such persons' deaths, disabilities or refusal to serve, then such actions may be effected by majority vote of the entire Company Board of Directors.

                                   ARTICLE VII

                                   CONDITIONS

     7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or written waiver at or prior to the Closing Date of the following conditions:

               (a) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares, to the extent required pursuant to the requirements of the Certificate of Incorporation and the DGCL.

               (b) Statutes; Court Orders. No statute, rule, executive order or regulation shall have been enacted, issued, enforced or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing consummation of the Merger.

               (c) Purchase of Shares in Offer. Purchaser shall have purchased, or caused to be purchased, all Shares properly tendered pursuant to the Offer; provided, however, that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and

Purchaser to effect the Merger even if Purchaser fails to accept for payment or pay for Shares validly tendered pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

               (d) HSR. The applicable waiting period under the HSR Act and any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions shall have expired or been terminated.

               (e) Dissenting Shares. Fewer than ten percent (10%) of the outstanding shares of Company Common Stock shall be Dissenting Shares.

     7.2 ADDITIONAL CONDITION TO THE OBLIGATIONS OF PARENT AND PURCHASER. The obligations of Parent and Purchaser to consummate and effect the Merger shall be subject to the additional condition, which may be waived in whole or in part by Parent or Purchaser to the extent permitted by applicable law, that all actions contemplated by Section 2.4 and 2.5(b) shall have been taken.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. This Agreement may be terminated and the Transactions may be abandoned at any time before the Effective Time, whether before or after stockholder approval thereof:

               (a) By mutual written consent of Parent and the Company duly authorized by the Board of Directors of Parent (the "PARENT BOARD") and the Company Board of Directors; or

               (b) By either Parent or the Company: (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, or there shall exist any statute, rule or regulation, in each case permanently restraining, enjoining or otherwise prohibiting (collectively, ("RESTRAINTS") the consummation of any of the Transactions contemplated by this Agreement or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Mergers; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i) shall have used all reasonable efforts to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval, as the case may be; or (ii) if the Merger has not been consummated by January 31, 2004 (the "TERMINATION DATE") at any time following the Termination Date unless such party has expressly restricted in writing its right to terminate this Agreement pursuant to this Section 8.1(b)(ii); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose action or failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to be consummated by such date; or

               (c) By Parent if (i) prior to the purchase of Shares pursuant to the Offer, there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has resulted or is reasonably likely to result in any condition set forth in Annex I not being satisfied (and such breach has not been cured or such condition has not been satisfied within twenty (20) days after the receipt of notice thereof or such breach is not reasonably capable of being cured or such condition is not reasonably capable of being satisfied within such period); or (ii) due to an occurrence or circumstance that has resulted or would result in a failure to satisfy any condition set forth in Annex I hereto, Purchaser shall have (x) failed to commence the Offer within ten (10) business days following the date of this Agreement, (y) terminated the Offer, or allowed the offer to terminate, without having accepted any Shares for payment thereunder or (z) failed to accept Shares for payment pursuant to the Offer prior to the Termination Date, unless such action or inaction under clauses (x), (y) or (z) shall have been caused by or resulted from the failure of Parent or Purchaser to perform, in any material respect, any of their covenants or agreements contained in this Agreement, or the material breach by Parent or Purchaser of any of their representations or warranties contained in this Agreement; or

               (d) By the Company if (i) prior to the purchase of Shares pursuant to the Offer that would represent a majority of the Fully Diluted Shares, there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement (and such breach has not been cured or such condition has not been satisfied within thirty (30) days after the receipt of notice thereof or such breach is not reasonably capable of being cured or such condition is not reasonably capable of being satisfied within such period); or (ii) other than due to an occurrence or circumstance that has resulted or would result in a failure to satisfy any condition set forth in Annex I hereto, Purchaser shall have (x) failed to commence the Offer within ten (10) business days following the date of this Agreement, (y) terminated the Offer without having accepted all Shares properly tendered for payment thereunder or (z) failed to accept any Shares properly tendered for payment pursuant to the Offer prior to the Termination Date, unless such action or inaction under clauses (x), (y) or (z) shall have been caused by or resulted from the failure of the Company to perform, in any material respect, any of its covenants or agreements contained in this Agreement, or the material breach by the Company of any of its representations or warranties contained in this Agreement; or

               (e) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Company Board of Directors shall have, in a manner adverse to the Parent, (v) withdrawn, modified or changed its approval or recommendation of this Agreement or the Offer, or publicly announced its intention to do so or failed to recommend this Agreement or the Offer, (w) recommended to the Company's stockholders any proposal other than by Parent or Purchaser in respect of an Acquisition Proposal, or publicly announced its intention to do so, (x) made a Subsequent Determination, (y) adopted resolutions approving or otherwise authorizing or recommending an Acquisition Proposal that remain in effect and have not been rescinded, or (z) failed to recommend against, or taken a neutral position with respect to, a tender or exchange offer related to an Acquisition Proposal in any position taken pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (iii) the Company shall have materially violated or breached any of its obligations under Section 5.2 and such violation or breach has not been cured; or

               (f) By the Company, if the Company has received a Superior Proposal and Parent has not terminated this Agreement by September 15, 2003; provided that the Company has not materially breached Section 5.2 hereof; or

               (g) By either Parent or the Company, if upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided, however, that Parent may not terminate this Agreement under this Section 8.1(g) if the Company Common Stock owned by Parent, Purchaser or any of Parent's Subsidiaries shall not have been voted in favor or obtaining the Company Stockholder Approval.

     8.2       EFFECT OF TERMINATION

               (a) Any termination of this Agreement under Section 8.1 hereof will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto and, if then due, payment of the Termination Fee. In the event of termination of this Agreement as provided in
Section 8.1 hereof, this Agreement shall forthwith become null and void and be of no further force or effect and there shall be no liability on the part of Parent, Purchaser or the Company (or any of their respective directors, officers, employees, stockholders, agents or representatives), except as set forth in Section 6.3(a), Article VIII and Article IX, each of which shall remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from liability for fraud or the intentional and willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

               (b) If Parent shall have terminated this Agreement pursuant to
Section 8.1(e), the Company shall promptly pay Parent a termination fee (the "TERMINATION FEE") of $22,000,000. If the Company intends to terminate this Agreement pursuant to Section 8.1(f), it shall, prior to and as a condition to such termination, pay Parent the Termination Fee. If at any time when an Alternative Proposal has been publicly announced or otherwise communicated to the Company's Board of Directors and not withdrawn prior to the date of termination, Parent shall have terminated this Agreement pursuant to (I) Section 8.1(b)(ii) or Section 8.1(c)(i) or (II) Section 8.1(c)(ii) as a result of the failure to satisfy conditions (c) or (g) of Appendix A, and, in each case prior to the first anniversary of this Agreement, the Company enters into a written agreement, arrangement or understanding with respect to an Acquisition Proposal with any party other than Parent or its affiliates and consummates a transaction pursuant to such Acquisition Proposal, then the Company shall pay to Parent promptly, but in no event later than ten (10) business days after the consummation of such transaction, the Termination Fee. All amounts due hereunder shall be payable by wire transfer in immediately available funds to such account as Parent may designate in writing to the Company. In the event this Agreement is properly terminated in accordance with its terms by either the Company or Parent in a manner that requires the Company to pay Parent a Termination Fee, and Parent has received the Termination Fee, neither Parent nor Purchaser shall assert or pursue in any manner, directly or indirectly, (i) any claim or cause of action based in whole or in part upon alleged tortious or other interference with its rights under this Agreement against any entity or person submitting an Acquisition Proposal, (ii) any claim or cause of action against the Company, its affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives based in whole or in part upon a breach of any representation, warranty or covenant in this Agreement, or (iii) any claim or cause of action against the Company, its affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives based in whole or in part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal for the Company's exercise of its right of termination; provided, however, that the foregoing shall not relieve any party from liability for fraud or the intentional and willful breach of this Agreement. If the Company fails to promptly make any payment required under this Section 8.2(b) and Parent commences a suit to collect such payment, the Company shall indemnify Parent for its fees and expenses (including attorneys fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime rate of Fleet National Bank (or its successors or assigns) in effect on the date the payment was payable pursuant to this Section 8.2(b).

     8.3 FEES AND EXPENSES. Except as set forth in Section 8.2, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing with the SEC and mailing of the Offer Documents, 14D-9 and Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto, and the filing of any documents required under the HSR Act or any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time and only the covenants that by their terms survive the Effective Time and this Article IX shall survive the Effective Time.

     9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                      (a)     if to Parent or Purchaser:

                              Genzyme Corporation
                              One Kendall Square
                              Cambridge, MA 02139
                              Attention:   Executive Vice President, Theraputics
                              Telephone:   (617) 252-7500
                              Facsimile:   (617) 252-7553

                              with copies at the same address to the attention of the General Counsel and the Clerk and with a copy to:

                              Ropes & Gray LLP
                              One International Place
                              Boston, MA 02110
                              Attention:   Paul M. Kinsella
                              Telephone:   (617) 951-7000
                              Facsimile:   (617) 951-7050


                      (b)     if to the Company:

                              SangStat Medical Corporation
                              6300 Dumbarton Circle
                              Fremont, CA 94555
                              Attention:   Chief Executive Officer
                              Telephone:   (510) 789-4300
                              Facsimile:   (510) 789-4424

                              with a copy at the same address to Adrian Arima, General Counsel, and with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              525 University Avenue, Suite 1100
                              Palo Alto, CA 94301
                              Attention:   Gregory C. Smith
                              Telephone:   (650) 470-4500
                              Facsimile:   (650) 470-4570

     9.3       INTERPRETATION; CERTAIN DEFINED TERMS.

               (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to the "BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

               (b) For purposes of this Agreement, "AFFILIATES" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

               (c) For purposes of this Agreement, any reference to a "MATERIAL ADVERSE EFFECT" with respect to any entity or group of entities means any event, change, condition or effect, event occurrence, states of facts or developments (any such item, an "EFFECT"), individually or together with other events, changes, conditions, effects, events, occurrences or states of facts or developments, that (x) is materially adverse, in the short term or the long term, to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole, or (y) would prevent or materially alter or delay any of the Transactions; provided, however, that in no event shall any of the following be taken into account in determining whether there has been or will be a Material Adverse Effect on any entity: (A) any Effect (other than litigation challenging the acquisition by Parent or Purchaser of any Shares under the Offer, seeking to delay, restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions or seeking to obtain from the Company, Parent or Purchaser any damages that are material in relation to the Company and the Company's Subsidiaries taken as a whole) primarily resulting from compliance with the terms and conditions of this Agreement; provided, that no inference may be drawn hereby by any such litigation, (B) any Effect primarily resulting from the announcement or pendency of the Transactions, (C) any change in such entity's stock price or trading volume, (D) any Effect that results from changes affecting the industry in which such entity operates generally or the United States economy generally, without a disproportionate impact on such entity, (E) any Effect that results from changes affecting general worldwide economic or capital market conditions, without a disproportionate impact on such entity, or
(F) after September 30, 2003, any failure by such entity to meet published revenue or earnings projections or any internal projections for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date, provided that no inference may be drawn hereby by any failure to meet a projection prior to September 30, 2003.

               (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

               (e) For purposes of this Agreement, a "SUBSIDIARY" of a specified entity shall mean a "significant subsidiary" of such entity as the term "significant subsidiary" is defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

               (f) For purposes of this Agreement, "TRANSACTIONS" shall mean all of the transactions contemplated in this Agreement, including the Offer and the Merger.

               (g) For purposes of this Agreement, the term "KNOWLEDGE" means, with respect to the Company, with respect to any matter in question, that any of Richard D. Murdock, Stephen G. Dance, Raymond J. Tesi, Raysam S. Prasad, Steve Aselage, Ralph Levy and Adrian Arima has actual knowledge of such matter. For the purposes of the first sentence of Section 3.13(h) of this Agreement, the term "Knowledge" means, with respect to the Company, with respect to any matter in question that any of Richard D. Murdock, Stephen G. Dance, Raymond J. Tesi, Raysam S. Prasad, Steve Aselage, Ralph Levy, Adrian Arima and Marlene Perry has actual knowledge of such matter.

     9.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.5       ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.

               (a) This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement, as amended by Section 9.5(b) hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 6.7.

               (b) By the execution of this Agreement, the Confidentiality Agreement shall be deemed to be amended to include the following sentence at the end of Section 3 thereof: "Notwithstanding anything to the contrary contained in this Agreement, each party and its Representatives may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the business combination contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to each party or its Representatives relating to such tax treatment and tax structure."

     9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction or other authority to be invalid, illegal, void, unenforceable or against its regulatory policy, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     9.8 GOVERNING LAW; VENUE. This Agreement and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a federal or state court sitting in the State of Delaware.

     9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 ASSIGNMENT. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) to Parent and one or more direct or indirect wholly-owned subsidiaries of Parent, or (iii) to one or more direct or indirect wholly-owned subsidiaries of Parent (each, an "ASSIGNEE"). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.11 AMENDMENT AND MODIFICATION. Subject to applicable law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, but, after the purchase of Shares pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration and, after the approval of this Agreement by the stockholders, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.12 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     9.13 CONTROL OF COMPANY'S BUSINESS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the consummation of the Offer. Prior to the consummation of the Offer, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

     9.14 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY AND PURCHASER HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT THEY WILL NOT ASSERT THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.

                                      *****

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                                           GENZYME CORPORATION

                                           By:    /s/ James Geraghty
                                                  ------------------------------
                                           Name:   James Geraghty
                                                  ------------------------------
                                           Title:  Senior Vice President
                                                  ------------------------------


                                           SWIFT STARBOARD CORPORATION

                                           By:    /s/ James Geraghty
                                                  ------------------------------
                                           Name:   James Geraghty
                                                  ------------------------------
                                           Title:  Senior Vice President
                                                  ------------------------------


                                           SANGSTAT MEDICAL CORPORATION

                                           By:    /s/ Richard D. Murdock
                                                  ------------------------------
                                           Name:   Richard D. Murdock
                                                  ------------------------------
                                           Title:  Chief Executive Officer
                                                  ------------------------------

                                     ANNEX I

     Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any validly tendered Shares if, there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with that number of Shares owned by Parent, Purchaser and Parent's other subsidiaries, would represent a majority of the Fully Diluted Shares (the "MINIMUM TENDER CONDITION"). The term "FULLY DILUTED SHARES" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, assuming the exercise or conversion of all vested options, rights and securities exercisable or convertible into such voting securities. Furthermore, notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for any validly tendered shares if, at the Expiration Date (i) any applicable waiting periods under the HSR Act have not expired or terminated prior to the termination of the Offer; (ii) and any clearances, permits, authorizations, consents or approvals as may be required under any applicable pre-merger notification laws or regulations of foreign jurisdictions have not been obtained prior to termination of the Offer, or (iii) any of the following events shall occur, or shall be deemed by Purchaser to have occurred, and be continuing:

               (a) there shall be threatened in writing or pending any suit, action or proceeding by any Governmental Entity or any third party against Purchaser, Parent, the Company or any Company Subsidiary (i) seeking to prohibit or impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or any material portion of their or the Company's or the Company's Subsidiaries' businesses or assets, taken as a whole, or to compel Parent or Purchaser or their respective Subsidiaries or affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent or their respective Subsidiaries, (ii) challenging the acquisition by Parent or Purchaser of any Shares under the Offer, seeking to delay, restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions, or seeking to obtain from the Company, Parent or Purchaser any damages that are material in relation to the Company and the Company's Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of Purchaser, or render Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer or the Merger,
(iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (v) seeking to require divestiture by Parent or any of its Subsidiaries or affiliates of any Shares;

               (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer, the Merger or any other

Transaction, or any other action shall be taken by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

               (c) any of the representations and warranties of the Company contained in this Agreement shall not be true and correct in all material respects (other than representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the date of any scheduled expiration of the Offer, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time) and except for those representations and warranties set forth in
Section 3.2 (which shall be true and correct in all respects, other than DE MINIMIS variations);

               (d) since the date of this Agreement, there shall have occurred any events or changes which have had, which are deemed to have had, or which are reasonably likely to have or constitute, individually or in the aggregate, a Material Adverse Effect on the Company;

               (e) the Company Board of Directors or any committee thereof shall have (i) withdrawn, or modified or changed in a manner adverse to the Transactions, to Parent or to Purchaser (including by amendment of the Schedule 14D-9), its recommendation of the Offer, the Merger Agreement, or the Merger or shall have failed to make such favorable recommendation, (ii) approved or recommended to its stockholders any Acquisition Proposal or entered into or publicly announced its intention to enter into any agreement or agreement in principle with respect to any Acquisition Proposal, (iii) resolved or publicly proposed to do any of the foregoing or (iv) taken a neutral position or made no recommendation with respect to an Acquisition Proposal (other than by Parent or Purchaser) after a reasonable amount of time (and in no event more than five (5) business days following receipt thereof) has elapsed for the Company Board of Directors or any committee thereof to review and make a recommendation with respect thereto;

               (f) any person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or any of its subsidiaries shall have become the beneficial owner (defined in Rule 13(d)(3) promulgated under the Exchange Act) of more than twenty percent (20%) of the outstanding Shares or shall have acquired, directly or indirectly, more than twenty percent (20%) of the assets of the Company and its Subsidiaries;

               (g) the Company shall have breached or failed, in any material respect, to perform or to comply with any material agreement, obligation or covenant to be performed or complied with by it under this Agreement;

               (h) Purchaser shall have failed to receive a certificate executed by the Company's Chief Executive Officer or President on behalf of the Company, dated as of the scheduled expiration of the Offer, to the effect that the conditions set forth in paragraphs (c), (d), (e), (f) and (g) of this Annex I have not occurred;

               (i) the Merger Agreement shall have been terminated in accordance with its terms;

               (j) all consents, permits and approvals of Governmental Authorities listed in Section 3.3 of the Company Disclosure Letter shall not have been obtained; or

               (k) there shall have occurred and be continuing (i) a declaration by a Governmental Entity of a banking moratorium or any suspension of payments in respect of banks in the United States or (ii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, which precludes Parent's or Purchaser's consummation of the Transactions.

               The foregoing conditions are for the sole benefit of Parent and Purchaser, may be asserted by Parent or Purchaser regardless of the circumstances giving rise to such condition, and may be waived by Parent or Purchaser in whole or in part at any time and from time to time and in the sole discretion of Parent or Purchaser, subject in each case to the terms of this Agreement. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and, each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

               The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "MERGER AGREEMENT" shall be deemed to refer to the Agreement to which this Annex I is annexed.

Ex. 99.1 Press Release                                       Source: SangStat
For Immediate Release

August 4, 2003

Genzyme to Acquire SangStat Medical Corporation

---------------------------------------------------
Gains Leading Transplant Antibody Product, Strengthens Immunology Pipeline

         CAMBRIDGE, Mass. and FREMONT, Calif. - Genzyme Corporation (Nasdaq:
GENZ) and SangStat Medical Corporation (Nasdaq: SANG) announced today that they have reached an agreement under which Genzyme will acquire SangStat in an all cash transaction valued at $22.50 per outstanding share, or approximately $600 million. The transaction is expected to be dilutive to Genzyme's GAAP earnings due to amortization through 2004. Excluding amortization, it is expected to be neutral to slightly accretive to Genzyme's earnings through 2004, and accretive beyond that time.

         With this transaction, Genzyme is acquiring a profitable and growing company with a leading antibody product used in organ transplantation, a well-respected U.S. and European field organization, and a strong development program with a significant pipeline in immune suppression and immunology. This pipeline is complementary to Genzyme's own work in immune-mediated diseases, such as scleroderma, multiple sclerosis, and pulmonary fibrosis. SangStat's lead product, Thymoglobulin(R) (anti-thymocyte globulin), is indicated in the United States for the treatment of acute rejection in patients with a renal transplant. The company reported revenues of $120 million in 2002, generating earnings of $0.24 per share.

         "This is a strong strategic fit for Genzyme, which adds a growing product, a strong pipeline, and a skilled team that nicely complements our ongoing programs in the high-potential area of immune mediated diseases," said Henri A. Termeer, chairman and chief executive officer, Genzyme Corporation. "Thymoglobulin is an excellent product that has the potential to transform the way transplant teams manage the care of their patients. We will use our combined resources and expertise to expand its areas of use and broaden its availability throughout the world."

         Thymoglobulin is an immunosuppressive polyclonal antibody product that suppresses certain types of immune cells responsible for acute organ rejection in transplant patients. Clinical studies have demonstrated that using Thymoglobulin to treat an acute rejection episode in a renal transplant patient may reverse the rejection episode. Acute rejection is the most common immunologic complication in transplant patients.

         In many European countries, Thymoglobulin is indicated for induction and treatment in solid organ transplants. In a number of these countries, it is indicated for the treatment of graft versus host disease, and for the treatment of aplastic anemia. In Japan and certain other countries, SangStat markets Lymphoglobuline(R) (anti-Thymocyte-globulin, equine) for the treatment of aplastic anemia and the prevention and treatment of graft rejection. Global sales of these products have grown steadily since Thymoglobulin was launched in the United States in 1999, reaching $77.4 million in 2002.

         Growth of Thymoglobulin has been buoyed in recent quarters by its increasing use in induction therapy at the time of kidney transplant. Genzyme intends to expand SangStat's clinical development programs in this area to fully develop this opportunity, and to pursue a broader indication for Thymoglobulin in the United States. Recently, SangStat received clearance for two investigational drug applications from the U.S. Food and Drug Administration to initiate new studies of Thymoglobulin in living donor kidney transplant patients and in bone marrow transplantation. Genzyme expects to drive Thymoglobulin growth primarily by gaining a broader clinical label, and by expanding sales in Europe and Latin America.

         "The synergies between Genzyme and SangStat are clear, and we believe this transaction brings significant value to SangStat's shareholders," said Richard D. Murdock, chairman, president, and chief executive officer, SangStat Medical Corporation. "In addition, SangStat is very pleased to add its successful team of dedicated professionals to one of the world's leading global biotechnology companies."

         SangStat also promotes Gengraf(TM) (cyclosporine), a branded generic cyclosporine co-marketed with Abbott Laboratories. Gengraf is a chronic immunosuppressant that is sold by the same sales force responsible for Thymoglobulin. This highly specialized sales force is focused primarily on the top 100 solid organ transplant centers, which account for approximately 75 percent of all kidney transplants. This focus on the kidney transplant area will complement Genzyme's own renal business, which is centered around Renagel(R) (sevelamer hydrochloride), a phosphate binder for patients with end stage renal disease on hemodialysis.

        Strategic Pipeline

         SangStat's lead pipeline candidate is RDP 58, an anti-inflammatory peptide that inhibits TNF-alpha, interferon-gamma, IL-12 and IL-2. The company is investigating RDP 58 for use across a range of immune-mediated diseases
(IMDs), including ulcerative colitis (UC). SangStat recently reported positive Phase 2 results for UC and has announced that it is in partnership discussions regarding development of RDP 58 across a range of gastrointestinal diseases. Genzyme plans to continue these discussions, focusing on companies with the resources to develop and market this high potential product across the large medical community that treats these diseases.

         Genzyme has several complementary IMD products in development. CAT-192, a human anti-TGFfA monoclonal antibody, is being investigated in a Phase 2 trial with partner Cambridge Antibody Technology (CAT) for the treatment of diffuse systemic sclerosis. Genzyme is also conducting research examining the potential of this product in managing chronic organ rejection following transplantation. GENZ 29155, a small molecule for multiple sclerosis, is expected to enter clinical trials this year, and is being investigated as well for use in organ transplantation. GC 1008, a potential treatment for pulmonary fibrosis, is expected to enter clinical trials early next year in partnership with CAT. SangStat's RDP 58 has shown promising preclinical results in this indication.

         SangStat also has rights through a collaboration with Therapeutic Human Polyclonals, Inc. to an early stage research program focused on developing human polyclonal antibodies. If successful, this effort could enable far broader use of polyclonal antibodies in solid organ transplantation, autoimmune diseases, and the treatment of hematological tumors. This program, combined with Genzyme's own antigen discovery program, could accelerate the identification of targets and potential product candidates for development.

        Transaction Terms

         Genzyme's acquisition of SangStat will take the form of an all cash tender offer, which is expected to be completed in early September. The $22.50 per share transaction amount represents an approximately 45 percent premium over the closing price of SangStat's shares on Aug. 1. The transaction has been approved by the boards of directors of both companies, and is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

         In association with the acquisition, Genzyme anticipates it will incur certain one time charges, which will be detailed at the close of the transaction.

         This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of SangStat Medical Corporation common stock. Genzyme Corporation has not commenced the tender offer for shares of SangStat Medical Corporation common stock described in this announcement. Upon commencement of the tender offer, Genzyme Corporation will file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, SangStat Medical Corporation will file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9. Shareholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Shareholders can obtain these documents when they are filed and become available free of charge from the Securities and Exchange Commission's website at www.sec.gov, or from Genzyme Corporation by directing a request to Genzyme Corporation, One Kendall Square, Cambridge, MA 02139,
Attention: Investor Relations, or from SangStat Medical Corporation by directing a request to SangStat Medical Corporation, 6300 Dumbarton Circle, Fremont, CA 94555, Attention: Corporate Communications.

         Genzyme Corporation is a global biotechnology company dedicated to making a major positive impact on the lives of people with serious diseases. The company's broad product portfolio is focused on rare genetic disorders, renal disease, and osteoarthritis, and includes an industry-leading array of diagnostic products and services. Genzyme's commitment to innovation continues today with research into novel approaches to cancer, heart disease, and other areas of unmet medical need. Genzyme's 5,300 employees worldwide serve patients in more than 80 countries.

         SangStat Medical Corporation is a global biotechnology company focused on immunology and working to discover, develop and market high value therapeutic products in the autoimmune, hematology/oncology and immunosuppression areas. SangStat's U.S. headquarters are in Fremont, California. SangStat also maintains a strong European presence, including direct sales and marketing forces in France, Germany, Italy, Spain, and the UK, and distributors throughout the rest of the world. SangStat's stock is traded on the NASDAQ under the symbol "SANG".

         This press release contains forward-looking statements, including statements about: Genzyme's acquisition of SangStat and the timing and completion of an all cash tender offer for SangStat's outstanding shares; the ability to complete the transaction on the terms contemplated; the value of the transaction; the anticipated impact of the acquisition on Genzyme's operations and financial results; expectations concerning SangStat's products and product candidates including partnering opportunities; plans for expanding the use, availability and sales of and indication for Thymoglobulin following the acquisition; plans to develop and market RDP 58; clinical development plans and timetables for Thymoglobulin, GENZ 29155 and GC 1008; market estimates; partnership plans for RDP 58; and expectations concerning research and development programs, including SangStat's human polyclonal antibody program and Genzyme's antigen discovery program. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the willingness of SangStat shareholders to tender their shares in the tender offer and the number and timing of shares tendered; the ability to consummate the acquisition on the terms described in this press release; the ability to obtain regulatory and third party consents, to the extent required for the acquisition, and to do so in a timely manner; the ability to successfully integrate SangStat's operations and programs with Genzyme's following the acquisition and the time and resources required to do so; the actual design, results and timing of preclinical and clinical studies; enrollment rates for clinical trials; the actual timing and content of submissions to and decisions made by regulatory authorities in the U.S., Europe, Latin America and elsewhere, including decisions regarding marketing authorizations, product pricing and facilities; market acceptance of Thymoglobulin in expanded areas of use and in new geographic markets; whether competitors in the immunology field increase sales of their products, implement price reductions or introduce new products; the actual impact of the acquisition on Genzyme's renal business; the ability to manufacture sufficient quantities of products for development and commercialization activities and to do so in a timely and cost efficient manner; the ability to successfully negotiate and consummate one or more strategic partnerships for RDP 58 and the terms of such partnerships; our ability to obtain and maintain agreements with suppliers, licensors and sublicensees, and distributors; the ability to attract and retained qualified sales forces; the availability and extent of reimbursement from third-party payers for Genzyme and SangStat's products and services; patent and other litigation, including the results from the pending Gengraf litigation; the scope, validity and enforceability of patents and other proprietary rights held by third parties and the actual impact of such patents and other rights, if any, on our ability to commercialize products; the accuracy of Genzyme and SangStat's information concerning the markets for their respective products and product candidates, including growth projections, and the competitive environment in those markets; the impact, if any, of war and terrorist activities on the operations and activities of Genzyme, SangStat and third parties, including regulatory authorities; and the risks and uncertainties described in reports filed by Genzyme and SangStat with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation Exhibit 99.2 to Genzyme's 2002 Annual Report on Form 10-K, as amended, and under the heading "Risk Factors" in SangStat's 2002 Annual Report on Form 10-K. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and we undertake no obligation to update or revise the statements, risks or reasons why actual results might differ. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

         Genzyme(R) and Renagel(R) are registered trademarks of Genzyme Corporation. SangStat(R), Thymoglobulin(R) and Lympoglobuline(R) are registered trademarks of SangStat Medical Corporation or its subsidiaries. Gengraf(TM) is a trademark of Abbott Laboratories, Inc. All rights reserved.

        Conference Call Information

         There will be a conference call today at 11:00 a.m. ET to discuss Genzyme Corporation's acquisition of SangStat Medical Corporation. If you would like to participate please call (913) 981-5572. A replay of this call will be available from 2 p.m. on Tuesday, Aug. 5, ET through midnight on Aug. 12 by dialing 719-457-0820. Please refer to reservation number 441459. This call will also be webcast live at http://www.genzyme.com/corp/investors/events_home.asp

        A link to the webcast can also be found at www.sangstat.com.

         Merrill Lynch & Co. acted as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to SangStat. Credit Suisse First Boston LLC acted as financial advisors and Ropes & Gray LLP acted as legal counsel to Genzyme.

                                     # # #

         Genzyme's press releases and other company information are available at www.genzyme.com and by calling Genzyme's investor information line at 1-800-905-4369 within the United States or 1-703-797-1866 outside the United States.